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                                                                   Exhibit 10.18

[SEAL]

      BEFORE MTRE. SHELDON MERLING, the undersigned Notary for the Province of Quebec, practising in the City and District of Montreal,

      APPEARED:

      ANGLO CANADIAN INVESTMENTS, L.P., a limited partnership constituted under
      Section 121-201 of the Revised Limited Partnership Act of the laws of the State of New York having its principal place of business, c/o EPIC LLC, 12 East 44th Street, 6th Floor, New York, New York 10017, represented herein by Birkmont Corp., having its principal place of business at the same address, its sole General Partner, herein acting and represented by Robert Vineberg, its representative, duly authorized for all purposes in virtue of a Resolution of its Board of Directors adopted on the fourth day of December, Two Thousand; a certified extract whereof being hereunto annexed to form part hereof after having been acknowledged as true and signed for identification by the signing officer of the said Corporation with and in the presence of the undersigned Notary "ne varietur",

                          (hereinafter sometimes referred to as the "Landlord"),

                                                              OF THE FIRST PART;

      AND:

      HENRY BIRKS & SONS INC. / HENRY BIRKS ET FILS INC., a corporation duly constituted under the Canada Business Corporations Act by Certificate of Amalgamation bearing Corporation Number 357267-6 dated December 26th, 1998 and which Corporation resulted from an amalgamation, under Section 185 of the Canada Business Corporations Act, of "Henry Birks & Sons Inc. - Henry Birks et Fils Inc." (Corporation Number 3332667) and "3138712 Canada Inc." (Corporation Number 3138712), having its head office at 1240 Carre Phillips, Montreal, Quebec, H3B 3H4, herein acting and represented by Thomas A. Andruskevich, its President and CEO and John D. Ball, its Vice President and Chief Financial and Administrative Officer, both duly authorized for all purposes hereof in virtue of a Resolution of its Board of Directors adopted on the 7th day of April ---- Two Thousand; a certified extract whereof being hereunto annexed to form part hereof after having been acknowledged as true and signed for identification by the signing officer of the Company with and in the presence of the undersigned Notary "ne varietur".

                             (hereinafter sometimes referred to as the "Tenant")

                                                             OF THE SECOND PART.


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                                       2



                                    ARTICLE I

                                   DEFINITIONS

         The parties hereto agree that when used in this Lease or in any Schedule attached to this Lease, the following words or expressions have the meaning hereinafter set forth.

1.1 "Additional Rent" means any and all sums of money or charges required to be paid by the Tenant under this Lease (except Minimum Rent) whether or not the same are designated "Additional Rent" or whether or not the same are payable to the Landlord or otherwise, and all such sums are payable in lawful money of Canada without any deduction, abatement, set-off or compensation whatsoever. Additional Rent is due and payable with the next monthly installment of Minimum Rent unless otherwise provided, but in any event is not payable as part of Minimum Rent.

1.2 "Consumer Price Index" (hereinafter referred as the "C.P.I.") means the Consumer Price Index, all items, for the Montreal area as published from time to time by Statistics Canada. In the event that the Consumer Price Index is no longer published or ceases to be calculated in substantially the same fashion as at the date hereof, the parties hereto shall agree upon another formula or index upon which the Option Rent (as hereinafter defined) for the Option Term (as hereinafter defined) of the Lease shall be adjusted. In the event of disagreement, the independent Canadian national auditors of the Landlord shall select the applicable formula or index which most closely mirrors the CPI and their determination shall be final and binding.

1.3 "Landlord" means the party of the First Part. Wherever the word "Landlord" is used in this Lease, it is deemed to have the same meaning as "lessor" and shall include the Landlord and its duly authorized representatives. For the purpose of Section 8.4, "Landlord" also includes the officers, servants, employees and agents of the Landlord.

1.4 "Lease Interest Rate" means, at any time, the annual percentage rate of interest which is the higher at such time of (i) 18% and (ii) the rate per annum which is 5 percentage points in excess of the annual percentage rate of interest which is announced from time to time by the Royal Bank of Canada as its prime rate of interest for loans made in Canada in Canadian funds.

1.5   "Minimum Rent" means the annual rent payable by the Tenant pursuant to
      Section 4.2 hereof. During the First Option, the Second Option, the Third Option and the Fourth Option,

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      "Minimum Rent" shall mean the annual rent payable by the Tenant pursuant to Section 16.1 hereof.

1.6 "Mortgagee" means any and every mortgagee or hypothecary creditor (including any trustee for bondholders) of the Premises.

1.7 "Person", if the context allows, includes any person, firm, partnership or corporation, or any group of persons, firms, partnerships or corporations or any combination thereof.

1.8 "Premises" means the premises leased to the Tenant as referred to and described in Section 3.1 hereof.


1.9 "Rental Year" means a period of time, the first Rental Year commencing on the first day of the Term hereof, and ending twelve (12) calendar months thereafter. Rental Years shall consist of consecutive periods of twelve
      (12) calendar months. If, however, the Landlord considers it necessary or convenient for its accounting purposes, the Landlord may at any time and from time to time, by written notice to the Tenant, specify an annual date from which each subsequent Rental Year is to commence and, in such event, the then current Rental Year shall terminate on the day preceding the commencement of such new Rental Year. The last Rental Year of the Term shall terminate upon the expiration of the Term or earlier termination of this Lease, as the case may be. Notwithstanding any change to the Rental Year, the Minimum Rent as stated in Section 4.2 and the Term of the Lease as stated in Section 3.2 shall not be modified as a consequence.

1.10 "Tenant" means the party of the Second Part and is deemed to include the word "lessee" and to mean each and every Person mentioned as Tenant in this Lease, whether one or more. Any reference to "Tenant" includes, where the context allows, the officers, servants, employees, agents and invitees of the Tenant and all others over whom the Tenant may reasonably be expected to exercise control.

1.11 "Term" means the period of time referred to and ,described in Section 3.2 hereof and any extension or renewal thereof.


                                   ARTICLE II

                            INTENT AND INTERPRETATION

2.1   Net Lease:

      The Tenant acknowledges and agrees that it is intended that this Lease is a completely net net net lease to the Landlord, except as expressly herein set out, that the Landlord is not responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to


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      the Premises, or the use and occupancy thereof, or the contents thereof or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Premises except as expressly herein set out. Any obligation which is not expressly declared herein to be that of the Landlord pertaining to the Premises shall be deemed to be the obligation of the Tenant to be performed by and/or at the expense of the Tenant.

2.2   Obligations:


      Each agreement of the Landlord or the Tenant expressed in this Lease, even though not expressed as an obligation, is considered to be an obligation for all purposes.

2.3   Captions and Section Numbers:

      The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

2.4   Extended Meanings:

      The words "hereof", "herein", "hereunder" and similar expressions used in any section or subsection of this Lease relate to the whole of this Lease and not to that section or subsection only, unless otherwise expressly provided. The use of the neuter singular pronoun to refer to the Landlord or the Tenant is deemed a proper reference even though the Landlord or the Tenant is an individual, a partnership, a corporation or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females shall in all instances be assumed as though in each case fully expressed.

2.5   Partial Invalidity:

      If for any reason whatsoever any term, obligation or condition of this Lease, or the application thereof to any Person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then such term, obligation or condition:

      (a) is deemed to be independent of the remainder of the Lease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of the Lease or any part thereof, and

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      (b)   continues to be applicable and enforceable to the fullest extent permitted by law against any Person and circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.


      Neither party is obliged to enforce any term, obligation or condition of this Lease against any Person if, or to the extent by so doing, such party is caused to be in breach of any laws, rides, regulations or enactments from time to time in force and nothing in this Lease entitles the Landlord to stipulate the price or price range at which any article or service is to be supplied, offered or advertised by the Tenant.

2.6   Entire Agreement:

      This Lease and the Schedules, Appendices and Riders, if any, attached hereto form a part hereof, and set forth all the obligations, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the lease of the Premises and there are no promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. For greater certainty, this Lease supersedes and terminates any previous agreement, if any, between the Landlord and the Tenant with respect to the lease of the Premises, as of the Commencement Date hereof whether such agreement is in the form of a lease, an offer to lease or the like. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and signed by the Tenant and a duly authorized representative of the Landlord.

2.7   Governing Law:

      This Lease shall be construed in accordance with and governed by the laws of the Province of Quebec.

2.8   Time of the Essence:

      Time is of the essence of this Lease and of every part hereof.


                                   ARTICLE III

                                 LEASE AND TERM

3.1   Premises:

      In consideration of the vents, obligations and agreements herein contained on the part of the Tenant to be paid, observed and performed, the Landlord leases to the Tenant, and the Tenant leases from the Landlord, those certain Premises consisting of the Land more fully described in Schedule "A" hereto and the buildings thereon erected. The Tenant



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      acknowledges that it is leasing the Premises on an "as is" basis, without any work, improvement or alteration from the Landlord.

3.2   Term:

      Subject to Sections 16.1, 16.2 and 16.4, the Term of the Lease is twenty
      (20) years commencing on December 12th 2000 (the "Commencement Date") and expiring on December 11th, 2020, unless sooner terminated under the provisions hereof.


                                   ARTICLE IV

                                      RENT

4.1   Obligation to Pay:

      The Tenant shall pay Minimum Rent and Additional Rent as herein provided.

4.2   Minimum Rent:

      The Tenant shall pay from and after the Commencement Date to Friedman & Friedman, the rental agent of the Landlord, at the office of the agent located at 8000 Decarie Blvd., Suite 500, Montreal, Quebec, H4P 2S4 or to Landlord or to such other agent of Landlord as Landlord may direct in writing from time to time, which payment shall be made to "Friedman & Friedman In Trust Anglo Canadian Investments, L.P." or in such other manner as may be directed in writing from time to time by Landlord, in lawful money of Canada, without any prior demand therefor and without any deduction, abatement, set-off or compensation whatsoever, as Minimum Rent the sum of:

      (i) One Million Three Hundred Seventy-Five Thousand Dollars ($1,375,000) for the period commencing on December 12th, 2000 and terminating on December 11th, 2003, inclusive;

      (ii) One Million Five Hundred Twelve Thousand Five Hundred Dollars ($1,512,500) for the period commencing on December 12th, 2003 and terminating December 11th, 2006, inclusive;

      (iii) One Million Six Hundred Sixty-Three Thousand Seven Hundred and Fifty Dollars ($1,663,750), for the period commencing December l2th, 2006 and terminating December 11th, 2009, inclusive;

      (iv) One Million Eight Hundred Thirty Thousand One Hundred and Twenty-Five Dollars ($1,830,125), for the period commencing December 12th, 2009 and terminating December 11th, 2012, inclusive;


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                                       7


      (v) Two Million Thirteen Thousand One Hundred and Thirty-Eight Dollars ($2,013,138), for the period commencing December 12th, 2012 and terminating December 11th, 2015, inclusive.

      (vi) Two Million Two Hundred Fourteen Thousand Four Hundred Fifty-Two Dollars ($2,214,452) for the period commencing December 12th, 2015 and terminating December 11th, 2020 inclusive.

      Minimum Rent shall be payable in equal monthly instalments in each year in advance on the first (1st) day of each calendar month.

      The Minimum Rent will be adjusted on a per diem basis based on a period of three hundred and sixty-five (365) days if the first Rental Year or the last Rental Year is less than twelve (12) months.

      If the Commencement Date is on a day other than the first (1st) day of a calendar month, then the Tenant shall pay, upon the Commencement Date, a portion of the Minimum Rent prorated on a per diem basis from the Commencement Date to the end of the month in which the Commencement Date occurs, based upon a period of three hundred and sixty-five (365) days.

      From the Commencement Date until August 1, 2001, the Landlord authorizes the Tenant to make its monthly payment of Minimum Rent in the following manner:

      (i) the Tenant shall make a payment to "Friedman & Friedman In Trust-Anglo Canadian Investments, L.P." and to "Gespa CDPQ Inc., as mandatary for N-45o First CMBS Issuer Corporation and Montreal Trust Company, to the extent of their respective interests" jointly in the amount (the "Mortgage Payment Amount") then owed pursuant to the terms of the Deed of Loan entered into between Caisse de depot et placement du Quebec ("CDPQ") and 3138712 Canada Inc. before Kevin Leonard, Notary, on July 2, 1998 under his minute number 3250 (the "1998 Mortgage");

      (ii) the Tenant shall make a second payment to "Friedman & Friedman In Trust Anglo Canadian Investments, L.P." and to "Hypotheques CDPQ Inc." jointly in the amount (the "Second Mortgage Payment Amount") then owed pursuant to the terms of the Deed of Loan entered into between Hypotheques CDPQ Inc. and Henry Birks et Fils Inc. before Kevin Leonard, Notary, on


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            November 4, 1999 under his minute 3764 (the "1999 Mortgage"); and

      (iii) the Tenant shall make a third payment to "Friedman & Friedman In Trust-Anglo Canadian Investments, L.P." in the amount which represents the difference between the monthly payment of Minimum Rent payable for the month in question less the Mortgage Payment Amount and the Second Mortgage Payment Amount paid by Tenant for the said month.

            From and after September 1, 2001, the Tenant shall make its monthly payment of Minimum Rent to "Friedman & Friedman In Trust-Anglo Canadian Investments, L.P." or as Landlord shall otherwise from time to time direct.

4.3   Non-Resident Tax

      The Tenant shall make the Canadian tax withholding provided for under Part XIII of the Income Tax Act (Canada) (the "Non-Resident Tax") as required with respect to each entire payment of Minimum Rent and Additional Rent unless, at the Commencement Date, the Landlord or a person acting on behalf of the Landlord has confirmed to the Tenant in writing (the "Tax Confirmation") that the Non-Resident Tax relating to said payments will be paid within the prescribed delay to the Canadian tax authority. The Tax Confirmation will remain in effect until written notice to the contrary is received by the Tenant or until Tenant is informed that Landlord or agent effecting payment on behalf of Landlord has not remitted to the Canadian tax authority the Non-Resident Tax within the prescribed delay. In the latter case, the Tenant will provide the Landlord with a notice informing it that unless the Landlord pays all outstanding amounts of Non-Resident Tax within 10 days of the said notice, the Tenant will withhold from the payments of Rent an amount equal to the Non-Resident Tax and remit same to the Canadian tax authority as required.

      The Landlord shall promptly indemnify and keep indemnified the Tenant from and against any loss, costs, charges and expenses resulting or arising from any tax assessment of the Tenant by the Canadian tax authority for failure to have withheld the Non-resident Tax with respect to a payment of Minimum and Additional Rent for which the Tenant had obtained a Tax Confirmation from the Landlord.

4.4   Rent and Additional Rent Past Due:

      If the Tenant falls to pay, when the same is due and payable, any Minimum Rent, Additional Rent (collectively referred to as the "Rent") or other amount payable by the Tenant under this


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                                       9


      Lease, such unpaid amounts bear interest from the due date thereof to the date of payment at the Lease Interest Rate from time to time.

      In addition, in the event of any failure by Tenant referred to in the preceding paragraph, which failure extends beyond the five (5) day notice period referred to in Section 14.1(a), there shall immediately become due and payable by the Tenant to the Landlord, as an indemnity in respect of the loss of the Landlord arising from such failure, an amount equal to five percent (5%) of the amount which the Tenant failed to pay when due.


                                    ARTICLE V

                                      TAXES

5.1   Taxes - Definition:

      "Taxes" shall mean and include all real estate taxes, property taxes, surtaxes on non-residential properties and/or similar, municipal taxes, school taxes, ecclesiastical taxes, rates including local improvement rates, duties and assessments (as they presently exist and as they may hereafter exist during the term hereof) that may be levied, rated, charged or assessed against the Premises and/or all fixed equipment and facilities thereon or therein or any property on or in the Premises owned or brought thereon or therein by Landlord or Tenant, and any and every of its assignees or subtenants and its and their respective officers, agents, employees, servants, visitors or licensees and/or against Landlord or Tenant in respect thereof, whether such Taxes, rates, duties or assessments are charged by a municipal, parliamentary, school, or any other body of competent jurisdiction. Taxes shall exclude amounts attributable to Landlord's tax on capital, large corporation's tax, Landlord's Federal and Provincial income taxes and any amounts payable pursuant to Part XIII of the Income Tax Act (Canada).

      Real estate taxes shall also include, without limitation:

      (a) Any governmental charges, duties or taxes (other than income tax), including goods and services tax and provincial sales tax assessed with respect to rents payable to the Landlord by any tenant or occupant of the Premises, in lieu of, in replacement for, or in addition to any of the real estate taxes; and

      (b) All reasonable costs and fees incurred by the Landlord in contesting and/or negotiating with public authorities as to the real estate taxes.


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      If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on the Premises in substitution (in whole or in part) for and/or in addition to real estate taxes presently levied or imposed on immoveables in the city, or urban community in which the Premises are situated, then any such new tax or levy shall be included within the term "real estate taxes".

5.2   Taxes Payable by the Tenant:

      Landlord shall estimate from time to time the amount of the Taxes payable by Tenant hereunder for such periods, not exceeding twelve (12) months, as Landlord shall from time to time determine acting reasonably, Tenant shall pay to the Landlord monthly, in advance, on the first day of each calendar month 1/12th of the amount as so reasonably estimated by Landlord. In addition, if at any time Landlord determines that the amount paid to it by Tenant, after deduction of amounts previously paid by Landlord on account of Taxes, is not sufficient to pay any instalment on account of Taxes coming due, the Tenant shall pay the amount of the deficiency to the Landlord within ten (10) days of notice from the Landlord, (provided that if such notice is received by Tenant more than forty (40) days prior to the date when such Taxes are due, Tenant shall be entitled to pay such deficiency in equal monthly instalments, provided that the entire deficiency shall be paid not less than twenty (20) days prior to the date when such Taxes are due) the intent being that at the time at which any instalment on account of or other payment in respect of Taxes comes due (the "Due Date") the Landlord shall have received from the Tenant an amount (net of amounts previously paid by the Landlord on account of Taxes) sufficient to pay the amount of such instalment or other payment in full and overpayments or underpayments of instalments by Tenant shall be adjusted on a periodic basis, as Landlord shall determine acting reasonably. Conversely, if at the Due Date, the Tenant has paid amounts in excess of the amounts due on account of Taxes, Landlord shall give Tenant credit for the amount of the excess payment against future instalments for Taxes.

      Notwithstanding the provisions of this Section 5.2, the Tenant shall pay directly to the CDPQ, as required by the 1998 Mortgage, all amounts payable in respect of Taxes.

5.3   Business Taxes and Other Taxes of the Tenant:

      In addition to the Taxes payable by the Tenant pursuant to Section 5.2, the Tenant shall pay as Additional Rent to the lawful taxing authorities, or to the Landlord, as Landlord may direct, and shall discharge in each Rental Year when the same become due and payable:


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                                       11



      (a) all taxes, rates, duties, assessments and other charges that are levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities of the Tenant on or in the Premises or any part or parts thereof, or the Landlord on account of its ownership thereof or interest therein; and

      (b) every tax and license fee which is levied, rated, charged or assessed against or in respect of any and every business carried on in the Premises or in respect of the use or occupancy thereof and every subtenant of the Tenant, or against the Landlord on account of its ownership thereof or interest therein, in respect of the business carried on in the Premises or in respect of the use or occupancy thereof.

      all of the foregoing being collectively referred to as "Business Taxes" and whether in any case, any such taxes, rates, duties, assessments or license fees are levied, rated, charged or assessed by any federal, provincial, municipal, school or other body during the Term. For greater certainty, Business Taxes shall not include amounts attributable to Landlord's tax on capital, large corporations tax nor Landlord's federal and provincial income taxes.

5.4   Tenants Responsibility:

      The Tenant shall:

      (a)   upon request of the Landlord:

            (i) promptly deliver to the Landlord for inspection, receipts for payment of all Business Taxes payable by the Tenant pursuant to Section 5.3;

            (ii) promptly deliver to the Landlord notices of any assessments of any Business Taxes or other assessments received by the Tenant which relate to the Premises;

            (iii) furnish such other information in connection with any Taxes and any Business Taxes payable by the Tenant pursuant to Sections 5.2 or 5.3 as the Landlord reasonably determines from time to time; and

      (b) promptly deliver to the Landlord notice of any appeal or contestation which the Tenant shall intend to institute with respect to any Taxes payable pursuant to Section 5.2 or any Business Taxes payable pursuant to Section 5.3 and consult with and obtain the prior written approval of the Landlord to any such appeal or contestation which prior written approval shall not be

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                                       12



            unreasonably withheld. If the Tenant obtains such approval, the Tenant shall deliver to the Landlord such security for the payment of such Taxes and Business Taxes as the Landlord deems advisable, acting reasonably, and the Tenant shall diligently prosecute any such appeal or contestation to a speedy resolution and shall keep the Landlord informed of its progress in that regard, from time to time.

      The Tenant shall promptly indemnify and keep indemnified the Landlord from and against all loss, costs, charges and expenses occasioned by or arising from all Taxes and Business Taxes and any taxes which may in future be levied in lieu of Taxes or Business Taxes or which may be assessed against any rentals payable pursuant to this Lease in lieu of Taxes or Business Taxes, whether against the Landlord or the Tenant, including, without limitation, any increase whensoever occurring in Taxes or Business Taxes directly or indirectly arising out of any appeal or contestation by the Tenant of the Taxes or Business Taxes relating to the Premises or any part thereof.

5.5   Per Diem Adjustment:

      If any Rental Year during the Term of this Lease is less than twelve (12) calendar months, the Taxes that the Tenant is required to pay pursuant to
      Section 5.2 hereof shall be subject to a per diem adjustment on the basis of a period of three hundred and sixty-five (365) days.

                                   ARTICLE VI

             UTILITIES AND HEATING, VENTILATING AND AIR-CONDITIONING

6.1   Charges for Utilities:

      The Tenant shall be solely responsible for and shall promptly pay the aggregate of:

      (i) the total cost of supplying water, fuel, power, telephone and other utilities (the "Utilities") used or consumed in or with respect to the Premises; and

      (ii) the cost of any other charges levied or assessed in lieu of or in addition to such Utilities.

      Tenant shall also be responsible for and shall promptly pay all costs and expenses including charges from the public utilities providing same for fittings, machines, apparatus, meters or other items or machinery leased in respect of any Utilities and

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                                       13



      for all work or services performed by any corporation or commission in connection therewith.

      In no event is the Landlord liable for, nor has the Landlord any obligation with respect to an interruption or cessation of, or a failure in the supply of any such Utilities, services or systems in, to or serving the Premises, whether supplied by the Landlord or others.

6.2   Heating. Ventilating and Air-Conditioning:

      The Tenant shall, throughout the Term, cause the Premises to be heated, ventilated and cooled, as appropriate in such a manner as to maintain such reasonable conditions of temperature and humidity within the Premises as are determined by the Landlord. All costs and expenses of the heating, ventilating and air-conditioning of the Premises including, without limitation, the cost of maintaining, repairing and replacing any heating, ventilating and air-conditioning systems shall be paid by the Tenant.


                                   ARTICLE VII

                                 USE OF PREMISES

7.1   Use of Premises:

      The Tenant shall use the Premises in accordance with the uses permitted by the applicable city by-laws; substantially all of the portion of the Premises used presently for retail purposes shall continuously be used throughout the Term of this Lease for the purpose of retail sales or corporate sales of jewellery, flatware, giftware and similar products; the balance of the Premises may be used for any lawful purpose provided that with respect to such non-retail portion of the Premises, if Tenant wishes to materially change its use from its present use, it shall obtain the prior written consent of the Landlord and the Landlord shall be entitled to withhold such consent if, in the opinion of Landlord, reasonably expressed, such proposed use may materially adversely affect the value of the Premises. The Tenant will not use or permit or suffer the use of the Premises or any part thereof for any other business or purpose.

7.2   Conduct of Business:

      The Tenant shall occupy the Premises from and alter the Commencement Date and, thereafter throughout the Term, shall conduct continuously and actively the business set out in Section 7.1 hereof.

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                                       14



7.3   Observance of Law:

      The Tenant shall, at its sole cost and expense and subject to Sections 9.1 and 9.2 hereof, promptly:

      (a) observe and comply with all provisions of law including, without limiting the generality of the foregoing, all requirements of all governmental authorities, including federal, provincial and municipal legislative enactments, by-laws and other regulations now or hereafter in force which pertain to or affect the Premises, the Tenant's use of the conduct of any business in the Premises, or the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises;

      (b) observe and comply with all requirements of, and pay for all costs and expenses in connection with the controls imposed by governmental authorities for ambient air and environmental standards;

      (c) observe and comply with all police, fire, sanitary and environmental regulations imposed by any governmental (federal, provincial or municipal) authorities, or made by fire insurance underwriters; and

      (d) carry out all modifications, alterations or changes of or to the Premises and the Tenant's conduct of business in or use of the Premises which are required by any such authorities as set out above.

7.4   Extra-Provincial License:

      If at any time during the Term, the Tenant is or becomes a corporation which, under the laws of the Province of Quebec, is required to obtain an extra-provincial license in order to carry on business in the manner contemplated by this Lease, the Tenant shall obtain such license and shall promptly and at its sole cost and expense take all steps that are necessary to maintain same in good standing throughout the Term. The Tenant shall from time to time, at the request of the Landlord, provide the Landlord with evidence satisfactory to the Landlord and its solicitors of the status and the particulars of any such license, or the basis on which the Tenant is not so obliged to obtain or maintain such license.

                                  ARTICLE VIII

                             INSURANCE AND INDEMNITY

8.1   Insurance:

      (a) The Tenant, from the Commencement Date and throughout the Term, at its sole cost and expense, shall take out and keep in full force and effect and in the names of the Tenant, the Landlord and the Mortgagee as their respective interests may appear, the following insurance:

            (i)   Insurance upon:

                  (A) the Premises, together with all the improvements, alterations and additions thereto and machinery and equipment therein and thereon owned by the Landlord or installed by or on behalf of the Landlord for the full replacement cost thereof with coverage against at least the perils of fire and standard extended coverage including sprinkler leakages (if applicable), earthquake, flood and collapse (as defined by the policy);

                  (B) property of every description and kind owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant, and which is located within the Premises, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement (but specifically excluding the Tenant' s stock-in-trade, furniture and moveable equipment), in an amount of not less than ninety per cent (90%) of the full replacement cost thereof, with coverage against at least, the perils of fire and standard extended coverage including sprinkler leakages (where applicable), earthquake, flood and collapse (as defined by the policy); and

                  (C) the Tenant's stock-in-trade, furniture and moveable equipment in an amount of not less than ninety percent (90%) replacement factory selling price thereof with coverage against at least the perils of fire and standard extended coverage including sprinkler leakages (where applicable), earthquake, flood and collapse (as defined by the policy).

                  The amount of full replacement cost shall be determined from time to time by an appraiser mutually acceptable to Landlord and Tenant. In the event that Landlord and Tenant fall to agree on a mutually accepted appraiser and if there is a dispute as to the amount which comprises full replacement cost, the decision of the Landlord and the Mortgagee shall be conclusive;

            (ii) broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the repair or the replacement cost of the Premises and all leasehold improvements and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by Landlord or by others on behalf of the Tenant or the Landlord in the Premises, or relating to or serving the Premises;

            (iii) business interruption insurance in such amount as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 8.1(a)(i) and 8.1(a)(ii) and other perils commonly Insured against by prudent tenants or attributable to prevention of access to the Premises as a result of such perils;

            (iv) rental interruption insurance in such amount as will be sufficient to pay Minimum Rent and Additional Rent for a twelve (12) month period during the then current Rental Year.

            (v) public liability and property damage insurance including personal injury liability, employers' liability, and owners' and contractors' protective insurance coverage with respect to the Premises, such coverage to include the activities and operations conducted by the Tenant and any other Person on the Premises. Such policies shall:

                  (A) be written on a comprehensive basis with inclusive limits of not less than Ten Million Dollars ($10,000,000) for bodily injury to any one or more Persons or property damage, or such higher limits as the

                        Landlord, acting reasonably, or the Mortgagee requires from time to time;

                  (B) not be invalidated as respects the interests of the Landlord and the Mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies; and

                  (C) contain a severability of interests provision and cross-liability clause;

            (vi) any other form of insurance as the Tenant or the Landlord, acting reasonably, or the Mortgagee requires from time to time in form, in amounts and for insurance risks against which a prudent owner or tenant would insure.

      (b) All policies required to be written on behalf of the Tenant pursuant to Sections 8.1(a)(i), 8.1(a)(ii) and 8.1(a)(iii) shall contain the Mortgagee's standard mortgage clause and all policies required to be written on behalf of the Tenant pursuant to Sections 8.1(a)(i), 8.1
            (a) (il), 8.1(a)(iii), 8.1(a)(iv) and 8.1(a)(v) shall contain a waiver of any subrogation rights which the Tenants insurers may have against the Landlord and against those for whom the Landlord is in law responsible, whether any such damage is caused by the act, omission or negligence of the Landlord or those for whom the Landlord is in law responsible. All policies written on behalf of Landlord with respect to the Premises shall contain a waiver of subrogation of rights which Landlord's insurers may have against Tenant and against those for whom the Tenant is in law responsible.

      (c) All policies required to be written on behalf of the Tenant pursuant to this Lease shall name Landlord and Mortgagee as additional insured as its interest may appear, it being understood that their rights in the proceeds payable with respect to the policies described in Section 8.1(a)(i)(B) and 8.1(a)(i)(C), other than with respect to the leasehold improvements, shall be subordinate to the rights of secured creditors of Tenant;

      (d)   All policies:

            (i) shall be taken out with reputable insurers acceptable to the Landlord and the Mortgagee;

            (ii) shall be in a form satisfactory from time to time to the Landlord and the Mortgagee;

            (iii) shall be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to the Landlord or the Mortgagee; and

            (iv) shall not be invalidated as respects the interests of any of the Landlord, and of the Mortgagee by reason of any breach of violation of any warranties, representations, declarations or conditions contained in the policies.

            All policies shall contain an undertaking by the insurers to notify the Landlord and the Mortgagee in writing not less than thirty (30) days prior to any material change, cancellation, or termination thereof.

      (e)   The Tenant agrees that:

            (i) certificates of insurance duly executed by the Tenant's insurers evidencing the required insurance, or, if required by the Landlord or the Mortgagee, certified copies of each such insurance policy, will be delivered to the Landlord and the Mortgagee as soon as practicable after the placing of the required insurance;

            (ii) no review or approval of any such insurance certificate by the Landlord or the Mortgagee shall derogate from or diminish the Landlord's or the Mortgagee's rights or the Tenant's obligations contained in this Lease including, without limitation, those contained in this Article VIII.

      (f) The Tenant agrees that if the Tenant falls to take out or to keep in force any such insurance referred to in this Section 8.1, or should any such insurance not be approved by either the Landlord or the Mortgagee, the Landlord has the right without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as Additional Rent on the first (1st) day of the next month following said payment by the Landlord without prejudice to any other rights and remedies of the Landlord under this Lease.

8.2   Increase in Insurance Premiums:

      The Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any fire insurance policy in force from time to time covering the Premises. If:

      (a)   the occupancy of the Premises;

      (b)   the conduct of business in the Premises;

      (c) the sale of any merchandise from or on the Premises (whether or not the Landlord has consented to the sale of such merchandise); or

      (d) any acts or omissions of the Tenant in the Premises or any part thereof,

      causes or results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Premises, the Tenant shall pay any such increase in premiums for the insurance carried from time-to time by the Landlord as Additional Rent forthwith after invoices for such additional premiums are rendered by the Landlord. The Tenant shall comply promptly with all requirements of the Groupement Technique des Assureurs or of any insurer now or hereafter in effect, pertaining to or affecting the Premises.

8.3   Cancellation of Insurance:

      If any insurance policy upon the Premises or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled, or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant, or by anyone permitted by the Tenant to be upon the Premises or for any other reason, and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, or reduction of coverage within five (5) business days after written notice thereof by the Landlord or within a shorter delay if same is required by the insurer, the Landlord may, at its option, either:

      (a) repossess the Premises forthwith by delivering to Tenant a notice in writing of its intention so to do and thereupon the Landlord shall have the same rights and remedies as are contained in Article XIV, or

      (b) enter upon the Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall forthwith pay the cost thereof to the Landlord, which cost may be collected by the Landlord as Additional Rent, and the Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Premises as a result of any such entry. The Tenant agrees that any such entry by the Landlord is not a breach of any obligation for peaceable enjoyment contained in this Lease

8.4   Loss or Damage:

      Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to, the Premises, or damage to property of the Tenant or of others located on the Premises, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, whether or not any such death, injury, loss or damage results from the negligence of the Landlord or its agents, servants or employees or other Persons for whom it may, in law, be responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to Persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow, ice or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling or from the street or any other place or by dampness or by any other cause whatsoever. Landlord shall not be liable for any such damage caused by other tenants or Persons in the Premises or by occupants of property adjacent thereto, or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall indemnify the Landlord and save it harmless from any claims arising out of any damages to the same, including, without limitation, any subrogation claims by the Tenant's insurers.

8.5   Indemnification of Landlord:

      Notwithstanding any other terms, obligations and conditions contained in this Lease, the Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of all rent payable by the Tenant pursuant to this Lease), claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising from or out of this Lease, or any occurrence in, upon or at the Premises, or the occupancy or use by the Tenant of the Premises or any part thereof, or anyone permitted to be on the Premises by the Tenant whether or not such loss, claims, actions, damages, liability or expense results from the negligence of the Landlord or its agents, servants or employees or other Persons for whom it may, in law, be responsible. If any claim is made against the Landlord with respect to this Lease, the Premises or the Tenant or if the Landlord shall be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with such claim or litigation. The Tenant shall also pay all costs, expenses and legal fees that may be incurred or paid by the

      Landlord in enforcing the terms, obligations and conditions in this Lease. It is agreed by the parties hereto that any indemnification for which the Tenant is responsible shall be less any insurance proceeds paid to Landlord or for the benefit of Landlord in respect of such loss, claims, actions, damages, liability or expense.


                                   ARTICLE IX

                      MAINTENANCE, REPAIRS AND ALTERATIONS

9.1   Maintenance and Repairs by Tenant:

      The Tenant shall, at all times during the Term at its sole cost, repair, keep and maintain the Premises in good order and repair (which shall include, without limitation, periodic painting and decoration), in at least as good condition as at the Commencement Date as determined by the Landlord and shall, subject to Section 9.2, make all needed repairs and replacements thereto (including, without limitation, all major and minor repairs), with due diligence and dispatch to:

      (a) the whole of the Premises, interior and exterior (including without limitation, the structure thereof, entrances, all glass, show window mouldings and exterior surfaces); and

      (b) all equipment in and appurtenances of the Premises and improvements to the Premises (including, without limitation, lighting, wiring, plumbing fixtures and equipment and heating, air-conditioning and ventilating fixtures and equipment), the whole notwithstanding any law or regulation to the contrary relating to maintenance and repair of leased premises.

9.2   Landlord's Approval of the Tenant's Repairs:

      The Tenant shall not make any repairs, alterations, replacements, or improvements to any part of the Premises without first obtaining the Landlord's written approval not to be unreasonably withheld or delayed. The Tenant shall submit to the Landlord:

      (a) details of the proposed work including drawings and specifications prepared by qualified architects or engineers and conforming to good engineering practice;

      (b) such indemnification against privileges, costs, damages and expenses as the Landlord requires; and

      (c) evidence satisfactory to the Landlord that the Tenant has obtained, at its expense, all necessary consents, permits, licenses and inspections from all governmental and regulatory authorities having jurisdiction. All such repairs, replacements, alterations, or improvements by the Tenant to the Premises approved by the Landlord shall be performed:

            (i)   at the sole cost of the Tenant;

            (ii) by competent workmen whose labour union affiliations are compatible with others employed by the Landlord and its contractors;

            (iii) in a good and workmanlike manner;

            (iv) in accordance with the drawings and specifications approved by the Landlord; and

            (v) subject to the reasonable regulations, controls and inspection of the Landlord.

      Any such repairs, replacements, alterations, or improvements made by the Tenant without the prior written consent of the Landlord or which are not made in accordance with the drawings and specifications approved by the Landlord shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense and the Premises restored to their previous condition. Where Landlord's approval is required hereunder, Landlord shall be deemed to have approved any such request if Landlord shall have not communicated its disapproval thereof within twenty-one (21) days following the date when the Landlord shall have received all of the documents required to be submitted by Tenant pursuant hereto with respect to such proposed repair, replacement, alteration or improvement. Notwithstanding the foregoing, the approval of Landlord shall not be required in respect of (i) minor nonstructural repairs replacements, improvements or alterations having a cost of not more than Fifty Thousand Dollars ($50,000) in respect of each repair or alteration, (ii) repairs having a cost of Ten Thousand Dollars ($10,000) or less; (iii) repairs of an emergency nature irrespective of the cost thereof, provided that notice of such repair be provided contemporaneously to Landlord; and (iv) renovations of the interior portion of the Premises used for retail sales provided that such renovations be non-structural and that in the case of subsections (i) and (iv) only, Tenant shall have given prior notice in writing to Landlord in respect to such proposed repairs, alterations or renovations not less than ten (10) days prior to the commencement of work with respect thereto.

      No repairs, alterations, additions, decorations or improvements to the Premises by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Premises or diminish the value thereof, or restrict or reduce the Landlord's coverage for zoning purposes.

      The parties hereto acknowledge that the Tenant has agreed to undertake to renovate the Premises within the first three (3) years of the Term in the amount of not less than Two Million Five Hundred Thousand Dollars ($2,500,000). The Tenant has submitted to the Landlord, and the Landlord acknowledges having received, details of the proposed work including drawings and specifications prepared by qualified architects. The Landlord has given its written approval to the said renovations as evidenced in a letter dated November 28th, 2000. It is understood by the parties hereto that a failure by the Tenant to undertake the renovations described herein shall constitute a default under this Lease in accordance with the provisions of Article XIV.

9.3   Maintenance by Landlord:

      The Landlord shall not be required to perform any maintenance or repair of any nature whatsoever to the Premises or any part thereof, the whole notwithstanding any law or regulation to the contrary, the intent of the parties being that Tenant shall be solely liable and responsible for the performance of all maintenance and repairs of every nature whatsoever to the Premises.

      If the Tenant refuses or neglects to commence promptly any repairs as required pursuant to Section 9.1 hereof following written notice thereof from Landlord and to carry out and complete such repairs on an expeditious basis or to the responsible satisfaction of the Landlord, the Landlord may, but shall not be obliged to, perform such maintenance and repairs and replacements without liability to the Tenant for any loss or damage that may result to the Tenant's merchandise, fixtures or other property or to the Tenant's business by reason thereof, and upon completion thereof, the Tenant shall pay to the Landlord as Additional Rent upon demand, both the Landlord's costs relating to any such maintenance and repairs and replacements plus a sum equal to fifteen percent (15%) thereof representing the Landlord's overhead the whole without prejudice to the Landlord's rights arising pursuant to Section 14.1 relating to the Tenant's failure to perform its obligations as herein contained. The Tenant agrees that the making of any maintenance and repairs and replacements by the Landlord pursuant to this Section 9.3 is not a breach of any obligation for peaceable enjoyment contained in this Lease.

9.4   Repair on Notice:

      In addition to the obligations of the Tenant contained in Section 9.1 hereof, the Tenant shall effect all repairs referred to therein according to notice from the Landlord but failure by the Landlord to give notice shall not relieve the Tenant from its obligations under
      Section 9.1 hereof.

9.5   Return of the Premises:

      At the termination of this Lease, the Tenant will quit the Premises and will peaceably surrender and yield and deliver the same up to the Landlord together with all alterations, decorations, additions and improvements thereon (save such fixtures as are specifically excepted by the terms of this Lease) in good order and repair in at least as good condition as at the Commencement Date, and no compensation shall be paid by the Landlord to the Tenant therefore, and all such improvements shall remain the sole property of the Landlord.

9.6   Tenant Not to Overload Facilities:

      The Tenant shall not install any equipment which will exceed or overload the capacity of any utility, electrical or mechanical facilities in the Premises and the Tenant will not bring into the Premises or install any utility, electrical or mechanical facility or service which the Landlord does not approve. The Tenant agrees that if any equipment installed by the Tenant requires additional utility, electrical or mechanical facilities, the Landlord may in its sole discretion, if they are available, elect to install them at the Tenants expense and in accordance with plans and specifications to be approved in advance in writing by the Landlord.

9.7   Tenant Not to Overload Floors:

      The Tenant shall not bring upon the Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, site or use, might in the opinion of the Landlord damage the Premises and shall not at any time overload the Floors of the Premises. If any damage is caused to the Premises by any machinery, equipment, object or thing or by overloading, or by any act, neglect, or misuse on the part of the Tenant, or any of its servants, agents, or employees, or any Person having business with the Tenant, the Tenant shall forthwith repair such damage, or in the event the Tenant shall fall to forthwith repair such damage following request by Landlord, at the option of the Landlord, pay the Landlord forthwith on demand as Additional Rent, the cost of repairing such damage plus a sum equal to fifteen percent (15%) of such cost representing the Landlord's overhead.

9.8   Environmental Condition of Property:

      The Tenant warrants and represents that during its occupancy of the Premises, as described above, it will not store, process or cause to remain on the Premises any contaminants, pollutants, toxic or dangerous or hazardous substances or materials or wastes, PCBs, friable asbestos, or oil contaminants which may have penetrated into the soil and/or building areas, and/or any other substances which create an environmental problem, or any other similar contamination except certain small quantities of acid used in the ordinary course of the production of jewellery (hereinafter altogether referred to as "Contaminants"). Furthermore, should there be evidence that Contaminants have been placed on the Premises by the Tenant during or prior to the Term, the Tenant shall be responsible for the cost of an environmental audit of the Premises prepared by the Landlord's reputable Environmental Consultant and shall comply, at its cost, with the methods of removal of said Contaminants as specified by the said Environmental Consultant. Landlord acknowledges that it is aware that friable asbestos is presently on the Premises and Tenant shall not be required to remove same as long as during the Term same remains in compliance with all applicable legislation; all liability of every nature whatsoever arising from such friable asbestos or any asbestos which has previously been within the Premises shall be borne exclusively by Tenant and Tenant shall indemnify Landlord and hold Landlord harmless in respect thereof. The obligations of the Tenant outlined in this Section 9.8 shall survive the termination of this Lease.

9.9   Removal and Restoration by Tenant:

      (a) All alterations, decorations, additions and improvements made by the Tenant, or made by the Landlord on the Tenant's behalf (other than the Tenants trade fixtures), shall immediately become the property of the Landlord upon affixation or installation without compensation therefore to the Tenant. Such alterations, decorations, additions or improvements shall not be removed from the Premises either during or at the expiration of the Term or earlier termination of this Lease without compliance with the provisions of Section 9.2, except that:

            (i) the Tenant may during the Term in the usual or normal course of its business remove its trade fixtures, provided such trade fixtures have become excess for the Tenant's purposes or the Tenant is substituting new and similar trade fixtures therefor, and provided that in each case,

                  (A)   the Tenant is not in default under this Lease; and

                  (B) such removal is done at the Tenant's sole cost and expense; and

            (ii) the Tenant shall, at the expiration of the Term, at its own cost, remove all its trade fixtures, including without limitation, any free-standing safes and such of its leasehold improvements and fixtures installed in the Premises by or for the Tenant or by or for its predecessors as the Landlord requires to be removed. Landlord shall give Tenant notice at least thirty (30) days prior to the expiration of the Term as to those leasehold improvements and fixtures which Landlord requires Tenant to remove and if it shall be not possible for Tenant, using all reasonable diligence, to remove all of same prior to the expiration of the Term, Landlord shall grant to Tenant such additional period of time as Landlord may determine, acting reasonably, that shall be necessary in order to permit Tenant to completely remove such leasehold improvements and fixtures.

      (b) If the Tenant does not remove its trade fixtures at the expiration of the Term or earlier termination of this Lease, the trade fixtures shall, at the option of the Landlord, become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable. The Tenant shall be responsible for the reasonable costs incurred by the Landlord to remove the said property plus fifteen percent (15%).

      (c) The Tenant shall, in the case of every such installation or removal either during or at the expiration of the Term effect the same at times designated by the Landlord and promptly make good any damage caused to the Premises by the installation or removal of any such alterations, decorations, additions or improvements.

      (d) For greater certainty, the Tenant's trade fixtures shall not include any:

            (i) heating, ventilating or air-conditioning systems, facilities and equipment in, or serving the Premises;

            (ii)  floor covering affixed to the floor of the Premises;

            (iii) light fixtures;

            (iv)  store front and doors; and

            (v)   internal stairways;

            all of which are deemed to be leasehold improvements.

9.10  Notice by Tenant:

      The Tenant shall, when it becomes aware of same, notify the Landlord of any damage to or deficiency or defect in any part of the Premises, any equipment or utility systems, or any installations located therein, notwithstanding the Tact that the Landlord may have no obligations with respect to them, provided that no such notice shall be required in the case of damage, deficiency or defect having a cost to repair in the aggregate of Ten Thousand Dollars ($10,000) or less and provided that the Tenant shall nonetheless have the obligation to repair or replace same promptly.

9.11  Tenant to Discharge All Privileges, Charges and Legal Hypothecs:

      The Tenant shall at all times throughout the Term promptly pay all its contractors, suppliers and workmen and all charges incurred by or on behalf of the Tenant for any work, materials or services which may be done, supplied, or performed at any time in respect of the Premises and the Tenant shall do any and all things necessary so as to ensure that no privilege, charge or legal hypothec is created or registered against the Premises or any part thereof or against the Tenant' s interest in the Premises and if any such privilege, charge or legal hypothec is created or registered, the Tenant shall discharge it or cause it to be discharged forthwith at the Tenants expense.

      If the Tenant falls to discharge or cause any such privilege, charge or legal hypothec to be discharged as aforesaid then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be obligated to, discharge the same by paying the amount claimed to be due into court or directly to any such creditor, and the amount so paid by the Landlord and all costs and expenses including attorney's fees incurred for the discharge of such privilege, charge or legal hypothec shall be immediately due and payable by the Tenant to the Landlord as Additional Rent on demand.

                                    ARTICLE X

                    DAMAGE AND DESTRUCTION AND EXPROPRIATION

10.1  Destruction of Premises:

      If the Premises are at any time destroyed or damaged by any cause whatsoever, then:

      (a) there shall not be any abatement of any Minimum Rent or any Additional Rent and the Tenant shall remain liable to perform all of its obligations under this Lease notwithstanding such damage and destruction, save in

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                                       28


            the event of termination of this Lease as hereinafter provided;

      (b)   Tenant shall notify Landlord and the Mortgagee within forty five
            (45) days of the happening of such damage or destruction as to whether or not it shall restore, repair or reconstruct the Premises and in the event that Tenant notifies the Landlord and the Mortgagee that it shall restore, repair or reconstruct the Premises, then the Tenant shall proceed diligently to effect the necessary repairs, restoration or reconstruction and Sections 9.2 and 9.11 shall apply, mutatis mutandis. Tenant shall be deemed to have notified Landlord and the Mortgagee that it shall repair, restore and reconstruct if no notice is given by it within such delay;

      (c) if pursuant to Section 10.1(b) Tenant notifies the Landlord and the Mortgagee that it shall not restore, repair or reconstruct the Premises then Landlord may, within thirty (30) days following receipt of Tenants notice, notify the Tenant that the Landlord requires the Tenant to restore, repair or reconstruct the Premises, in which case the Tenant shall proceed diligently to restore, repair or reconstruct in the mariner contemplated in paragraph (b) above. If no notice is given by Landlord within such delay, Landlord shall be deemed to have notified Tenant that it does not require the Tenant to restore, repair or reconstruct the Premises;

      (d) In the event that the Tenant has elected not to restore, repair or reconstruct the Premises and Landlord has notified or is deemed to have notified Tenant that Tenant shall not be obliged to restore, repair or reconstruct the Premises, then Landlord may terminate this Lease provided Landlord gives Tenant a written notice within five
            (5) days of the end of the notice period provided for in Section 10.1(c) of its intention to terminate this Lease. If Landlord elects to terminate this Lease as aforesaid, Tenant shall notify Landlord within fifteen (15) days of receipt of said written notice of the Tenants intention to either restore, repair or reconstruct the Premises or accept the termination of this Lease. In the event that within such fifteen (15) day period, the Tenant notifies the Landlord of its intention to restore, repair or reconstruct the Premises, it shall proceed to do so promptly and the provisions of
            Section 10.1(e) and following shall apply thereto. In the event the Tenant notifies the Landlord within such period of time that it accepts the termination of this Lease, or in the event that the Tenant falls to send such notice to Landlord within such period of time, then this Lease shall terminate at the expiry of such fifteen (15) day period and the provisions of
            Section 9.5 of this Lease shall apply;

      (e) in the event that Tenant elects or is required to restore, repair or reconstruct, the Premises shall be restored to substantially the same condition as they were immediately prior to the occurrence of the damage or destruction and in the event of total destruction, the Premises shall be substantially of the same size, construction and design as the Premises prior to the damage and destruction, unless the Tenant elects to modify the size, construction and design of the Premises the whole subject to the authorization in writing by the Landlord, which may be arbitrarily withheld;

      (f) all insurance proceeds payable as a result of such damage or destruction shall be paid directly to the Landlord and the Mortgagee, each to the extent of its respective interest. In the event of termination of this Lease in accordance with Section 10.1(d), such proceeds shall remain the absolute property of the Landlord and the Mortgagee respectively.

      (g) subject to the provisions of Section 10.1(h) the Landlord shall, upon completion of the repair, restoration or reconstruction and payment of all costs and expenses incidental thereto, pay over to the Tenant, from any insurance proceeds received by Landlord (which, for greater certainty, shall not include proceeds paid to and retained by Mortgagee), an amount equal to the aggregate amount of the costs and expenses incurred by the Tenant in connection with the repair, restoration or reconstruction but only to the extent of such insurance proceeds. In the event that the total estimated cost of repair, restoration or reconstruction as certified by Architect's Certificate, is greater than the total amount of insurance proceeds relating to such damage or destruction paid to Landlord and the Mortgagee, Tenant shall be responsible for such excess (the "Excess") without reimbursement by Landlord. In the event that such an Excess does exist, the Tenant shall pay the Excess first and only thereafter seek reimbursement for the costs incurred over and above the Excess in accordance with this Article X.

      (h) notwithstanding the provisions of Section 10.1(8), the Landlord will, after its approval of all matters set forth in Section 9.2 with respect to the aforesaid restoration or reconstruction, if requested by the Tenant and provided Tenant has paid the Excess, if any, pay such proceeds in installments against proper Architect's Certificates during the period of reconstruction. The Landlord (or its

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                                       30



            agent as hereinafter provided) shall have the right to have exhibited to it, in addition to the Architect's Certificates, receipted accounts for all sums expended by the Tenant. For such purposes the Landlord shall arrange to have the proceeds of insurance policies paid to Landlord's Canadian legal counsel who shall hold such funds and disburse same to Tenant in accordance with the provisions of this Section 10.1(h). At the time of the Tenant's request for payment, the Landlord may deduct from the amount requested an amount not to exceed ten per cent (10%) (the "Holdback") to pay a potential claim of the supplier of materials and/or services (the "Supplier") identified in the account in question who may have a legal hypothec against the Premises. Upon completion of the entire restoration and reconstruction and presentation of an acquittance from the Supplier, the Landlord shall forthwith reimburse the Tenant the Holdback in question. The reasonable costs of Landlord's Canadian legal counsel incurred in connection with this process shall be borne by Tenant and shall constitute Additional Rent.

      (i) in the event of failure by Tenant to proceed to restore, repair or reconstruct the Premises as herein provided within a reasonable delay, Landlord may, alter notice in writing to Tenant putting the Tenant in default, without prejudice to any of Landlord's other rights, remedies and recourses arising from such failure of Tenant including the rights arising from the default of Tenant as set forth in Article XIV hereof, elect to cause such repair, restoration or reconstruction to be effected and any and all costs and expenses incurred by Landlord over and above the amount of the insurance proceeds payable to Landlord and Mortgagee together with an administration fee of fifteen percent (15%) shall be due and payable by Tenant to Landlord, on demand.

      (j) in the event the insurance proceeds payable to the Mortgagee are not made available to Tenant by the Mortgagee to finance the restoration, repair or reconstruction of the Premises (the "Retained Proceeds"), then the following shall apply:

            (i) the Landlord shall make any proceeds paid to it available to Tenant for Tenant's restoration, repair or reconstruction, in accordance with Sections 10.1(8) and (h) unless the Tenant decides to purchase the Premises in accordance with Section 10.1(j)(iii)(A);

            (ii) the Landlord may elect to provide the Tenant with an amount equal to the Retained Proceeds, the whole in accordance with Sections 10.1(g) and (h). The Landlord shall inform the Tenant in writing of its decision (the "Landlord's Decision") within the delay provided in
                  Section 10.1(c);

            (iii) in the event the Landlord elects not to provide the Tenant with an amount equal to the Retained Proceeds, the Tenant shall inform the Landlord in writing, within thirty (30) days of receipt of the Landlord's Decision, of whether it will:

                  (A) purchase the Premises at the "Adjusted Price" (as hereinafter defined) for the year in which the damage occurred less the amount of the total insurance proceeds paid to Landlord and Mortgagee;

                        or

                  (B) carry out the restoration, repairs or reconstruction of the Premises, the Landlord agreeing to reimburse the Tenant up to the amount of the total insurance proceeds payable to the Landlord and Mortgagee in the manner provided herein. The Landlord shall reimburse the Tenant in accordance with Section 10.1(8) and (h) from the insurance proceeds received by the Landlord (which, for greater certainty, shall not include proceeds paid to and retained by Mortgagee). In addition, the Landlord shall reimburse the costs incurred by the Tenant up to the amount of the Retained Proceeds (the "Loan Amount") by providing the Tenant with a credit applicable against the Rent payable by the Tenant during the lesser of five
                        (5) years or the remainder of the Term (the "Repayment Period"). The Loan Amount shall be amortized in equal monthly installments over the Repayment Period with deemed interest applicable at the rate paid by Landlord to Mortgagee and the amount of such monthly installment shall be credited against Tenants obligation to pay Minimum Rent. In the event the Loan Amount is not fully repaid at the end of the Repayment Period, the Landlord may repay the outstanding Loan Amount on the last day of the Repayment Period. If the Landlord elects not to repay the outstanding Loan Amount, the Tenant shall have the option to purchase the Premises at the Adjusted Price for the then current year less the outstanding amount of the Loan Amount. The Landlord shall inform the Tenant of its decision to repay the outstanding Loan Amount no later than one hundred and twenty (120) days prior to the end of the Repayment Period. If the Landlord elects not to pay the outstanding Loan Amount, the Tenant shall inform the Landlord of its decision to exercise the option to purchase described above no later than ninety (90) days prior to the end of the Repayment Period. If the Tenant elects not to purchase the Premises, the Landlord shall pay to Tenant the outstanding amount of the Loan Amount on the last day of the Repayment Period.

                        "Adjusted Price" as used in this Article X means the amount equal to 10.3636 multiplied by the annual Minimum Rent payable at the time the purchase referred to in this Article X is closed.

10.2  Expropriation:

      Both the Landlord and the Tenant agree to cooperate with each other in respect of any expropriation of all or any part of the Premises so that each may receive the maximum award in the case of any expropriation to which they are respectively entitled at law. For greater certainty, the Tenant acknowledges that the entirety of any indemnity or award related to the expropriation of all or any part of the land and building constituting the Premises shall be for the account of the Landlord, and the Tenant shall not in any event be entitled to any portion thereof. If at any time during the Term all or a substantial part of the Premises (such that business is unable to be carried on in the Premises for a period of three hundred and sixty-five (365) days or more), is acquired or expropriated by any lawful expropriating authority, or if reasonable access to the Premises is materially and adversely affected by any such acquisition or expropriation for a period of three hundred and sixty-five (365) days or more, then in any of such events, at the option of the Landlord or the Tenant, this Lease shall cease and terminate as of the date of the transfer to such expropriating authority and the Tenant shall have no claim against the Landlord for the value of any unexpired portion of the Term or for damages or for any reason whatsoever. If neither the Landlord nor the Tenant elects to cancel this Lease by notice as aforesaid, this Lease shall continue in full force and effect, without any reduction or abatement of Rent provided that if any part of the

      Premises is expropriated, and as a result thereof the area of the Premises is physically reduced, then, from and after the date of such physical reduction the Minimum Rent payable by the Tenant pursuant to Section 4.2 be adjusted in proportion to the area of such reduction.


                                   ARTICLE XI

                            ASSIGNMENT AND SUBLETTING

11.1  Consent Required:

      The Tenant will not, in any event, assign this Lease in whole or in part, nor sublet all or any part of the Premises, nor suffer or permit the occupation, or part with or share possession, of all or any part of the Premises by or with any Person, (all of the foregoing being hereinafter collectively referred to as a "Transfer") without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. The Tenant shall not in any event hypothecate or encumber this Lease or its interest therein or the Premises or any part thereof.

      Notwithstanding the provisions of this Article XI and the definition of Transfer, the following shall not constitute a Transfer:

      (a) a change of control exclusively among the persons and entities which are the present shareholders of the Tenant;

      (b)   a change of control of the Tenant;

      (c)   an amalgamation of the Tenant;

      (d) a transfer of the Lease or a sublease of the Premises in whole or in part, to, a parent, an affiliate or an associate of the Tenant, as these expressions are defined in the Canada Business Corporations Act,

      (e) any public offering of the shares or securities of the Tenant pursuant to the Securities Act (Quebec);

      (f) any transfer of the shares or securities of the Tenant once it has become a reporting issuer within the meaning of the of the Securities Act (Quebec), or once it has acquired a similar status under any similar securities legislation;

      (g) any lease by the Tenant of a small portion of the retail part of the Premises for boutiques or other concessions as well as concessions related to the operation of Tenant's business such as the Tenant's employee cafeteria and other space which may be occupied by providers of service to the Tenant or Tenant's customers that form an integral part of the conduct of the Tenant's business operations such as, without limiting the generality of the foregoing, repair services for watches; or

      (h) the lease of the space located at 630 Ste-Catherine Street West, Montreal, Quebec that as of date hereof is leased to 2867-8985 Quebec Inc. provided that the nature of the business of the new tenant will not diminish the rentable value of the Premises as compared to the nature of the business presently being carried out by 2867-8985 Quebec Inc.;

      the Landlord and the Tenant agreeing that such operations shall be permitted without requiring compliance with the provisions of this Article
      XI. The Tenant undertakes to provide the Landlord, upon the Landlord's written request, a copy of any subleases entered into by the Tenant pursuant to this Section 11.1.

      Notwithstanding the provisions of this Article XI and the definition of Transfer, subject to obtaining the consent of any Mortgagee, the Tenant shall be entitled to Transfer this Lease if such Transfer is effected in connection with the sale of not less than fifty percent (50%) of the retail stores operated by Tenant and its affiliates to a third party acting at arm's length with Tenant and its affiliates, provided that as a condition precedent to any such Transfer, Tenant shall (i) not be in default of the Lease at the time of the Transfer and (ii) provide Landlord with all information requested by Landlord with respect to the financial position of the proposed transferee and Landlord shall have determined, acting reasonably, that such proposed transferee has a credit standing at least equal to that of Tenant.

      The Landlord acknowledges and accepts that as of the Commencement Date, a portion of the Premises are leased to 2867-8985 Quebec Inc. pursuant to the following terms and conditions:

            The leased premises consist of one thousand one hundred ninety-seven (1,197) square feet on the ground floor and eight hundred eight
            (808) square feet in the basement and the term expires July 31, 2002, subject to renewal.

      Landlord shall not be obliged to provide its consent to any such Transfer unless the entity to which the Transfer is proposed to be made shall have a credit rating at least equal to, or be considered by Landlord's bankers to be as creditworthy as, Tenant on the date hereof and the proposed use of the

      Premises by such entity will not, in the judgment of Landlord, reasonably expressed, impair the value or leasability of the Premises. No Transfer of this Lease will be permitted if such Transfer would result in a breach or non-compliance with the provisions of this Lease or of any agreement in favour of any Mortgagee which appears on title to the Premises or of which Landlord has provided notice in writing to Tenant within thirty (30) days after request therefor from Tenant.

      If there is a Transfer of this Lease, the Landlord may collect rent from the assignee, subtenant or occupant (all of the foregoing being hereinafter collectively referred to as the "Transferee"), and apply the net amount collected to the Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by a Transferee shall be deemed a waiver of the requirements contained herein, or the acceptance of the Transferee as Tenant, or a release of the Tenant from the further performance by the Tenant of the obligations on the part of the Tenant herein contained. Any document or consent evidencing such Transfer of this Lease if permitted or consented to by the Landlord shall be prepared by the Landlord or its attorneys, and all reasonably legal costs with respect thereto shall be paid by the Tenant to the Landlord forthwith upon demand. Any Transfer or transaction contemplated in subparagraph (d) of the second paragraph of this Section 11.1 shall be subject to the Tenants causing any such Transferee to promptly execute an agreement directly with the Landlord assuming and agreeing to be bound by all of the terms, obligations and conditions contained in this Lease (to the extent that such terms, obligations and conditions are applicable to the portion of the Premises subject to such Transfer of Lease) as if such Transferee had originally executed this Lease as Tenant. Notwithstanding any such transfer permitted hereunder or consented to by the Landlord, the Tenant shall be solidarily liable with the Transferee on this Lease and shall not be released from performing any of the terms, obligations and conditions of this Lease.

      It is understood by the parties hereto that upon any assignment by Tenant of all or substantially all of the Tenants rights under this Lease, Tenant shall also assign to such assignee the Options to Purchase, the renewal options and the Tenants Hypothec.

11.2  No Advertising of Premises:

      The Tenant shall not advertise the whole or any part of the Premises or this Lease for the purposes of a Transfer and shall not print, publish, post, display or broadcast any notice or advertisement to that effect, and shall not permit any broker or other Person to do any of the foregoing, unless the complete text and format of any such notice, advertisement, or offer is first approved in writing by the Landlord. Without in any way restricting or limiting the Landlord's right to refuse any text or format on other grounds, any text or format proposed by the Tenant shall not contain any reference to the rental rate of the Premises.

11.3  Assignment by Landlord:

      In the event of the sale, lease or other disposition by the Landlord of the Premises or any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that such purchaser or assignee assumes the obligations of the Landlord hereunder, the Landlord shall, thereupon and without further agreement, be freed and relieved of all liability with respect to such obligations.


                                   ARTICLE XII

                             ACCESS AND ALTERATIONS

12.1  Right of Entry:

      The Landlord and its agents have the right to enter the Premises after having given the Tenant a twenty-four (24) hours' prior notice during Tenant's regular business hours (and for greater certainty except in the case of an emergency or deemed emergency in which case no notice shall be necessary) at all times to examine the same.

      The Landlord and its agents have the right to enter the Premises during Tenants regular business hours after having given the Tenant twenty-four
      (24) hours prior notice to show them to prospective purchasers, or hypothecary creditors and during the twelve (12) months prior to the expiration of the Term, the Landlord may show the Premises to prospective lessees on the basis hereinabove stated. During such period of time as Tenant is in default hereunder, the Landlord may place upon the Premises "For Rent" or "For Sale" notices which the Tenant shall permit to remain thereon without interference or complaint.

      If subject to the above conditions the Tenant is not personally present to open and permit an entry into the Premises, at any time when for any reason an entry therein is necessary, the Landlord or its agents may forcibly enter the same, without rendering the Landlord or such agents liable therefor, and without in any manner affecting the obligations under this Lease. Nothing herein contained, however, is deemed or construed to impose upon the Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Premises, or any part thereof. The Tenant agrees that any entry by the Landlord upon the Premises in accordance with this Section 12.1 is not a breach of any obligation for peaceable enjoyment contained in this Lease or implied by law.

12.2  Excavation:

      If an excavation is made upon land adjacent to the Premises, or is authorized to be made by the Landlord or its duly authorized representatives, the Tenant shall grant the Person making or authorized to make such excavation, permission to enter upon the Premises for the purpose of doing such work as the Landlord considers necessary to preserve the walls of the building of which the Premises form a part from injury or damage and to support the same in an appropriate manner, without giving rise to any claim for damages or indemnification against the Landlord or any diminution or abatement of Rent. The Tenant agrees that any work undertaken by or on behalf of the Landlord pursuant to this Section 12.2 is not a breach of any obligation for peaceable enjoyment contained in this Lease or implied by law.


                                  ARTICLE XIII

                       STATUS STATEMENT AND SUBORDINATION

13.1  Status Statement:

      Within ten (10) days after written request therefor by the Landlord, or if upon any sale, assignment, lease or hypothecation of the Premises or the land thereunder by the Landlord, a status statement is required from the Tenant, the Tenant shall, without cost to the Landlord, deliver in a form supplied by the Landlord, a status statement or a certificate to any proposed hypothecary creditor, lessee or purchaser, or to the Landlord, stating (if such is the case):

      (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements) or if this Lease is not in full force and effect, the certificate shall so state;

      (b)   the Commencement Date;

      (c) the amount of and the date to which Rent has been paid under this Lease;

      (d) whether or not there is any existing default by the Tenant in the payment of any Rent or other sum of money under this Lease, and whether or not there is any other existing or alleged default by either party under this Lease with respect to which a notice of default has been served and if there is any such default, specifying the nature and extent thereof;

      (e) whether there are any set-offs, defences or counterclaims against enforcement of the obligations to be performed by the Tenant under this Lease; and

      (f) with reasonable particularity, details (which may be limited to a letter from the Tenants banker) respecting the Tenants and any Surety's, as the case may be, financial standing and corporate organization; and

      (g) any other matter that may be requested by the Landlord, acting reasonably

13.2  Subordination:

      (a) It is a condition of this Lease and the Tenants rights granted hereunder that this Lease and all of the rights of the Tenant hereunder are, and shall at all times be, subject and subordinate to any and all hypothecs, trust deeds and the charge or privilege resulting therefrom, and any instruments of any financing, refinancing or collateral financing and any renewals or extensions thereof from time to time in existence against the lands, buildings and improvements forming the Premises, the whole subject to Section
            16.5 hereof. Upon request and subject as hereinafter provided, the Tenant shall subordinate this Lease and all of its rights hereunder in such form as the Landlord requires to any and all hypothecs, trust deeds and the charge resulting therefrom, and any instruments of any financing, refinancing or collateral financing and to all advances made or hereafter to be made upon the security thereof, the whole subject to Section 16.5 hereof and, if requested, the Tenant shall become the tenant of the holder thereof or the registered owners of the Premises. The foregoing subordination by Tenant shall be subject to each Mortgagee agreeing to enter into a non-disturbance agreement with Tenant in which the Mortgagee undertakes to respect all terms of the Lease from and after the date the Mortgagee assumes possession of the Premises, it being understood that the Mortgagee will respect the terms of the Lease concerning the Tenants Options to Purchase and the options to renew as hereinafter described from and after the date the Mortgagee realizes on its security, regardless of whether it has assumed possession of the Premises, the whole subject to Section 16.5 hereof.

      (b) The Tenant shall, if possession is taken under, or any proceedings are brought for the foreclosure or giving in payment of the Premises, or in the event of the exercise of the power of sale under any hypothec, charge, lease or sale and leaseback transaction, trust deed, or the security resulting from any other method of financing, refinancing or collateral financing made by the Landlord or otherwise in existence against the Premises, become the tenant of the Mortgagee, chargee, lessee, trustee, other encumbrancer or the purchaser upon any such foreclosure, giving in payment or sale and recognize such Mortgagee, chargee, lessee, trustee, other encumbrancer or the purchaser as the Landlord under this Lease.

13.3  Attorney:

      The Tenant shall, upon request of the Landlord or the Mortgagee or any other Person having an interest in the Premises, execute promptly and deliver such instruments and certificates to carry out the intent of
      Section 13.2 as are requested by the Landlord. If ten (10) days after the date of a request by the Landlord to execute and deliver any such instruments and certificates the Tenant has not executed the same, the Tenant hereby irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant any such instruments and certificates. If the Tenant fails to provide the Landlord with the instruments and certificates requested, the Landlord shall provide Tenant with a fifteen (15) day written notice of the Tenant's failure to perform its obligation and Tenant shall be in default, if within such period, it fails to provide the Landlord with the instruments and certificates requested.

13.4  Financial Statements:

      The Tenant shall annually, as soon as available and in any event within ninety (90) days after the end of each of Tenant's financial years, deliver or cause to be delivered to the Landlord the audited financial statements of the Tenant for such financial year. Landlord agrees to keep the information in such financial statements confidential and to disclose same only as required for Landlord's business purposes including to Landlord's Mortgagee, any mortgage broker, prospective lender, agent for any prospective lender provided prior to the transmission of the information, the said persons execute a confidentiality agreement in a form mutually acceptable to the Tenant and the Landlord, acting reasonably.

                                   ARTICLE XIV

                                     DEFAULT

14.1  Right to Repossess:

      If:

      (a) the Tenant falls to pay any Rent or other sums due pursuant to this Lease on the day or dates appointed for the payment thereof, provided the Landlord first gives five (5) days' written notice to the Tenant of any such failure; or

      (b) the Tenant fails to observe or perform any other of the terms, obligations or conditions of this Lease to be observed or performed by the Tenant provided the Landlord first gives the Tenant fifteen
            (15) days' written notice, or such shorter period of time as is otherwise provided herein (other than the terms, obligations or conditions set out in subparagraphs (c) to (o) inclusive, for which no notice shall be required), of any such failure to perform and the Tenant within such period of fifteen (15) days falls to commence diligently and thereafter to proceed diligently to cure any such failure to perform; or

      (c) the Tenant or any agent or mandatary of the Tenant falsifies any report required to be furnished to the Landlord pursuant to this Lease; or

      (d) the Tenant becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; or

      (e) a receiver or a receiver and manager is appointed for all or a portion of the Tenant's property; or

      (f) any steps are taken or any action or proceedings are instituted by the Tenant or by any other party including, without limitation, any court or governmental body of competent jurisdiction for the dissolution, winding-up or liquidation of the Tenant or its assets; or

      (g) the Tenant makes a sale in bulk of any of its assets wherever situated other than a bulk sale made to an assignee or sub-lessee pursuant to a permitted assignment or subletting hereunder; or

      (h)   the Tenant abandons or attempts to abandon the Premises; or

      (i) the Premises become and remain vacant for a period of five (5) consecutive days or are used by any Persons other than such as are entitled to use them hereunder; or

      (j) the Tenant assigns, transfers, encumbers, sublets or permits the occupation or use or the parting with or sharing possession of all or any part of the Premises by anyone except in a manner permitted by this Lease; or

      (k) this Lease or any of the Tenant's assets are seized under any writ of execution with respect to a judgment rendered against the Tenant; or

      (l) repossession of the Premises or termination of the Lease resulting from a default by Tenant as may be set forth herein under any other terms of this Lease; or

      (m) the Tenant defaults under the terms of the 1998 Mortgage or the 1999 Mortgage as defined in Section 4.2; or

      (n) the Tenant defaults in its obligation to indemnify the Landlord in accordance with Section 9 of the Purchase and Sale Agreement entered into between the Landlord and the Tenant which bears the same date as this Lease; or

      (o) the Tenant is in default of any of its obligations with respect to one of the Options to Purchase as hereinafter defined in Section 16.2,

      then in any such event the balance of all Rent and Additional Rent for the remainder of the Term shall immediately become due and payable to the Landlord and the Landlord, in addition to any other rights or remedies it has pursuant to this Lease or by law, shall, to the extent permitted by law, have the immediate right to repossess the Premises and it may expel all Persons and remove all property from the Premises and such property may be removed and sold or disposed of by the Landlord as it deems advisable or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without service of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

14.2  Right to Relet:

      If the Landlord elects to repossess the Premises as herein provided, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without, terminating this Lease, make such alterations and repairs as are necessary in order to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such rent and upon such other terms and conditions as the Landlord in its sole discretion considers advisable and, in any such event, the balance of all Minimum Rent and Additional Rent for the remainder of the Term shall immediately become due and payable by the Tenant to the Landlord. No such taking possession of the Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach. In addition to any other remedies, the Landlord may have at law or under this Lease and to any amounts owing to it hereunder, the Landlord may recover from the Tenant all damages incurred by reason of the Tenant's breach, including but not limited to, the cost of repossessing the Premises and attorney's fees. No reletting of the Premises or any part thereof by the Landlord will have the effect of reducing the obligation of the Tenant to pay to the Landlord, upon the repossession of the Premises by the Landlord the balance of all Minimum Rent and Additional Rent for the remainder of the Term of the Lease as set out hereinabove. Should the Premises or any part thereof be relet by the Landlord for all or any portion of the period stipulated herein as the Term and whether or not this Lease shall have been terminated, Landlord shall, out of any rents collected or received by the Landlord from such reletting: first, pay to itself the cost and expense of retaking, repossessing, repairing and/or altering the Premises, and the cost and expense of removing all persons, and property therefrom; second, pay to itself any and all costs and expenses incurred in securing any new tenant and, if Landlord shall maintain and operate the Premises, the cost and expense of operating and maintaining the Premises; and, third pay to itself any balance of Minimum Rent and Additional Rent due to it by the Tenant for the remainder of the Term of the Lease at the time of repossession of the Premises by the Landlord in accordance with the terms of this Section 14.2. Should there remain any excess amounts from the rents collected or received by the Landlord from such reletting of all or part of the Premises, after Landlord has paid to itself all of the costs and expenses referred to above, and any balance of rent and Additional Rent due to it by the Tenant for the remainder of the Term of the Lease at the time of repossession of the Premises by the Landlord, Landlord shall remit to the Tenant such excess up to an amount equal to the amount paid by the Tenant to the Landlord in respect of the balance of all Rent and Additional Rent for the remainder of the Term of the Lease at the time or repossession of the Premises in accordance with the terms of this Section 14.2.

14.3  Expenses:

      If legal action is brought for recovery of possession of the Premises, for the recovery of Rent or any other amount due under this Lease, or because of the breach of any other terms, obligations or conditions herein contained on the part of the Tenant to be kept or performed, or because of any action or any inaction of the Tenant and a breach is established, the Tenant shall pay to the Landlord all expenses incurred therefor, including legal fees, unless a court shall otherwise award.

14.4  Landlord May Cure Tenants Default or Perform Tenant's Obligations:

      If the Tenant falls to pay, when due, any amounts or charges required to be paid pursuant to this Lease, the Landlord, after giving five (5) days' notice in writing to the Tenant, may, but shall not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its obligations hereunder (other than the payment of Rent or other sums required to be paid pursuant to this Lease) the Landlord may. from time to time after giving such notice as it considers sufficient (or without notice in the case of an emergency) having regard to the circumstances applicable, perform or cause to be performed any of such obligations, or any part thereof, and for such purpose may do such things as may be required, including, without limitation, entering upon the Premises and doing such things upon or in respect of the Premises or any part thereof as the Landlord reasonably considers requisite or necessary. All expenses incurred and expenditures made pursuant to this
      Section 14.4 plus a sum equal to fifteen percent (15%) thereof representing the Landlord's overhead shall be paid by the Tenant as Additional Rent forthwith upon demand. The Landlord shall have no liability to the Tenant for any loss or damages resulting from any such action or entry by the Landlord upon the Premises and same is not a breach of any obligation for peaceable enjoyment contained in this Lease or implied by law.

14.   Additional Rent:

      If the Tenant is in default in the payment of any amounts or charges required to be paid pursuant to this Lease, they shall, if not paid when due, be collectible as Additional Rent with the next monthly instalment of Minimum Rent thereafter falling due hereunder, but nothing herein contained is deemed to suspend or delay the payment of any amount of money or charges at the time it becomes due and payable hereunder, or limit any other remedy of the Landlord. The Tenant agrees that the Landlord may, at its option, apply or allocate any sums received from or due to the Tenant against any amounts due and payable hereunder in such manner as the Landlord sees fit, provide that if Landlord allocates sums received from Tenant to amounts other than those to which Tenant intended such sum to be allocated, Landlord shall inform Tenant in writing forthwith of such allocation.

14.6  Remedies Generally:

      Mention in this Lease of any particular remedy of the Landlord in respect of the default by the Tenant does not preclude the Landlord from any other remedy in respect thereof, whether available at law or in equity or by statute or expressly provided for in the Lease. The remedy shall not be exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise any one or more of such remedies generally or in combination, such remedies being cumulative and not alternative. Whenever the Tenant seeks a remedy in order to enforce the observance or performance of one of the terms, obligations and conditions contained in this Lease on the part of the Landlord to be observed or performed (excluding however the Landlord's obligations with respect to the renewal options and the option to purchase the Premises as described herein, as well as the Landlord's failure to allow continued possession of the Premises by the Tenant during the Term), the Tenant's only remedy shall be for damages if it shall be able to prove in a Court of competent jurisdiction that it has suffered as a result of a breach (if established) by the Landlord in the observance or performance of any of the terms, obligations and conditions contained in this Lease on the part of the Landlord to be observed or performed.

14.7  Tenant's Recourse

      Notwithstanding anything to the contrary contained in this Agreement, the Tenant shall look solely to the assets of the Landlord for the satisfaction of the Tenant's rights and remedies arising under this Lease and no property or assets of any partner of Landlord or of any parent of any partner of Landlord or of any affiliate of any partner of Landlord or of any director or officer or shareholder of the general partner of Landlord shall be subject to any lien, levy, execution or other enforcement procedure for the satisfaction of any rights of Tenant under this Lease.


                                   ARTICLE XV

                                  MISCELLANEOUS

15.1  Overholding - No Tacit Renewal:

      If the Tenant remains in possession of the Premises after the end of the Term with the consent of the Landlord, there is no tacit renewal of this Lease notwithstanding any statutory provisions or legal presumption to the contrary, and the Tenant shall be deemed to be occupying the Premises as a Tenant from month to month by sufferance of the Landlord at a monthly Minimum Rent payable in advance on the first
      (1st) day of each month equal to the aggregate of the following:

      (a) twice the monthly amount of Minimum Rent payable during the last month of the Term;

      (b) one-twelfth (1/12th) of the amount of Additional Rent payable by the Tenant in the last full twelve-month Rental Year of the Term;

      and otherwise, upon the same terms and conditions as are set forth in this Lease (including the payment of all Additional Rent), so far as these are applicable to a monthly tenancy.

15.2  Successors:

      All rights and liabilities herein granted to, or imposed upon the respective parties hereto, extend to and bind the successors and assigns of the parties, provided that (i) the assigns of Landlord shall be bound by the liabilities only to the extent that they expressly assume such liabilities and (u) no rights shall enure to the benefit of any assignee or successor of the Tenant unless such successor or the assignment to such assignee has been approved by the Landlord in writing as provided in
      Section 11.1 hereof.

15.3  Tenant Partnership:

      If the Tenant is a partnership (the "Tenant Partnership") each Person who is presently a member of the Tenant Partnership, and each Person who becomes a member of any successor Tenant Partnership hereafter, shall be and continue to be liable jointly and severally for the full and complete performance of, and shall be and continue to be subject to the terms, obligations and conditions of this Lease, whether or not such Person ceases to be a member of such Tenant Partnership or successor Tenant Partnership.

15.4  Waiver:

      The waiver by the Landlord of any breach of any term, obligation or condition herein contained is not deemed to be a waiver of such term, obligation or condition or of any subsequent breach of the same or of any other term, obligation or condition herein contained. The subsequent acceptance of Rent hereunder by the Landlord is not deemed to be a waiver of any preceding breach by the Tenant of any term, obligation or condition of this Lease, regardless of the Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No term, obligation or condition of this Lease is deemed to have been waived by the Landlord unless such waiver is in writing by the Landlord.

      All Minimum Rent and Additional Rent to be paid by the Tenant to the Landlord hereunder, shall be paid without any deduction, abatement, set-off or compensation whatsoever and the Tenant hereby waives the benefit of any statutory or other rights in respect of abatement, set-off or compensation in its favour at the time hereof or at any future time.

15.5  Accord and Satisfaction:

      No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Minimum Rent herein stipulated is deemed to be other than on account of the earliest stipulated Minimum Rent, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Rent deemed an acknowledgement of full payment or an accord and satisfaction, and the Landlord may accept and cash such cheque or payment without prejudice to the Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

15.6  Brokerage Commissions:

      Except with respect to any real estate broker engaged by Landlord, any brokerage commission with respect to this Lease transaction shall be borne exclusively by the Tenant and the Tenant shall indemnify and hold harmless the Landlord from any and all claims with respect thereto.

15.7  No Partnership or Mandate:

      The Landlord does not in any way or for any purpose become a partner of the Tenant in the conduct of its business, or otherwise, or a joint venturer or a member of a joint enterprise with the Tenant, nor is the relationship of mandator and mandatary created.

15.8  Force Majeure:

      Notwithstanding anything to the contrary contained in this Lease, if either party hereto is bona fide delayed or hindered in or prevented from the performance of any term, obligation or act required hereunder by reason of strikes, labour troubles, inability to procure materials or services; power failure, restrictive governmental laws or regulations; riots, insurrection; sabotage; rebellion, war, act of God, or other reason whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such term, obligation or act is excused for the period of the delay and the party so delayed shall be entitled to perform such term, obligation or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Section do not operate to excuse the Tenant from the prompt payment of Minimum Rent, Additional Rent or any other payments required by this Lease.

15.9  Notices:

      Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be in writing and delivered in person, sent by registered mall postage prepaid, by telecopier or by courier and shall be addressed:

      (a)   if to the Landlord:

            Anglo Canadian Investments, L.P. c/o Epic LLC
            12th East 44th Street 6th Floor
            New York, NY 10017

            Attention: President

            or to such other Person or at such other address as the Landlord designates by written notice, with a copy to each of the following:

            1)    Goodman Phillips & Vineberg
                  1501 McGill College Avenue
                  26th Floor
                  Montreal, Quebec
                  H3A 3N9

                  Attention: Robert Vineberg
                  Telecopier: 514-841-6499

            2)    Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, New York 10022

                  Attention: Michael Korotkin
                  Telecopier: 212-715-8000

      (b)   If to the Tenant:

            Henry Birks & Sons Inc.
            1240 Square Phillips
            Montreal, Quebec H3B 3H4

            Attention: President
            Telecopier: 514-397-2577
            with a copy to each of the following:

            1)    Henry Birks & Sons Inc.
                  1240 Square Phillips
                  Montreal, Quebec
                  H3B 3H4

                  Attention: Vice President, Finance
                  Telecopier: 514-397-2472


            2)    Henry Birks & Sons Inc.
                  1240 Square Phillips
                  Montreal, Quebec
                  H3B 3H4

                  Attention: Vice President & General Counsel
                  Telecopier: 514-397-2537

            3)    Stikeman Elliott
                  1155 Rene-Levesque Blvd. West
                  Suite 4000 Montreal, Quebec
                  H3B 3V2

                  Attention: Peter O'Brien
                  Telecopier: 514-397-3222

      (c)   if to the Mortgagee:

            Gespa CDPQ Inc. & Hypotheques CDPQ Inc.
            1981 McGill College Avenue,
            #675 Montreal, Quebec
            H3A 3C7

            Attention: Chief Mortgage Administrator
            Telecopier: (514) 847-2397

      Any such notice, demand, request or consent is conclusively deemed to have been given or made on the day upon which such notice, demand, request or consent is delivered, or if sent by Telecopier, it shall be deemed to have been delivered on the date of transmission if such transmission occurs prior to 5:00pm (Montreal time) on a business day and otherwise on the next business day following the date of transmission, or, if mailed, then seventy-two (72) hours following the date of mailing, as the case may be, and the time period referred to in the notice commences to run from the time of delivery or seventy-two (72) hours following the date of mailing. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and alter the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices hereunder. If the postal service is interrupted or if substantially delayed, any notice, demand, bequest or other instrument shall only be delivered in person.

15.10 Registration:

      Neither the Tenant nor anyone on the Tenant's behalf or claiming under the Tenant shall register this Lease or any permitted assignment or permitted sublease of this Lease or any document evidencing any interest of the Tenant in the Lease or the Premises or any part thereof other than in accordance with Article 2999.1 of the Civil Code of Quebec. If either party intends to register a notice of any permitted assignment or permitted sublease of this Lease then, upon request of such party, both parties may join in the execution of a notice which shall:

      (i)   be prepared by the Tenant or its attorneys at the Tenant's expense;
            and

      (ii) describe the parties, the Premises, the Commencement Date and expiration date of the Term, the Tenant's options to renew and the option to purchase and any other provisions deemed relevant by the Tenant other than any financial terms; and

      (iii) if prepared by the Tenant or its attorneys, submitted to the Landlord for its approval prior to registration thereof, which registration shall not take place before the Commencement Date.

15.11 Peaceable Enjoyment:

      So long as the Tenant pays the Rent and other sums herein provided, and observes and performs all the terms, obligations and conditions on the Tenants part to be observed and performed, the Tenant shall peaceably hold and enjoy the Premises during the Term without hindrance or interruption by the Landlord, or any other Person lawfully claiming by, through or under the Landlord subject, nevertheless, to the terms, obligations and conditions of this Lease.


                                   ARTICLE XVI

                                 SPECIAL CLAUSES

16.1  RENEWAL OPTIONS:

      Subject to the terms and conditions set out in this Section 16.1, the Tenant shall have the option to renew and extend the Term of this Lease for three (3) further terms of five (5) years each and a fourth (4th) term of five (5) years minus eleven days the first option (the "First Option") commencing December 12th 2020 and ending December 11th , 2025 (the "First Option Period"), the second option (the "Second Option") commencing December 12th 2025 and ending December 11th, 2030 (the "Second Option Period"), the third option (the 'Third Option") commencing December 12th, 2030 and ending December 11th, 2035 (the 'Third Option Period") and the fourth option (the "Fourth Option") commencing December 12th, 2035 and terminating November 30, 2040 (the "Fourth Option Period").

      The terms and conditions upon which this Lease may be renewed and extended are as follows:

      (a) the extended terms shall be subject to the same terms and conditions as this Lease, save and except that there shall be no further option to renew in the case of the Fourth Option and the Minimum Rent shall be equal to:

            (i)   during the First Option Period, the greater of:

                  (A) the Minimum Rent for the Rental Year immediately preceding the commencement of the First Option Period; and

                  (B) the then current market rental rate for premises comparable to the Premises in a location comparable to the location of the Premises (less any amount attributable to the value added to the said location by the particular operations of the Tenant's business in the Premises) and such market rental rate is herein referred to as the "Market Rate";

                  the sum so obtained being hereinafter referred to as the "First Option Minimum Rent". If the First Option Minimum Rent is based on the then current Market Rate, then it shall be increased each year of the First Option Period by the percentage increase in the Consumer Price Index, using as a base the Consumer Price Index for the month during which the First Option Period commences;

            (ii)  during the Second Option Period, the greater of

                  (A) the First Option Minimum Rent for the last year of the First Option Period preceding the commencement of the Second Option Period; and

                  (B)   the then current Market Rate,
                  the sum so obtained being hereinafter referred to as the "Second Option Minimum Rent". If the Second Option Minimum Rent is based on the then current Market Rate, then it shall be increased each year of the Second Option Period by the percentage increase in the Consumer Price Index, using as a base the Consumer Price Index for the month during which the Second Option Period commences;

            (iii) during the Third Option Period, the greater of:

                  (A) the Second Option Minimum Rent for the last year of the Second Option Period preceding the commencement of the Third Option Period; and

                  (B)   the then current Market Rate,

                  the sum so obtained being hereinafter referred to as the "Third Option Minimum Rent". If the Third Option Minimum Rent is based upon the then current Market Rate, then it shall be increased each year of the Third Option Period by the percentage increase in the Consumer Price Index, using as a base the Consumer Price Index for the month during which the Third Option Period commences;

            (iv)  during the Fourth Option Period, the greater of:

                  (A) the Third Option Minimum Rent for the last year of the Third Option Period preceding the commencement of the Fourth Option Period, and

                  (B)   the then current Market Rate,

                  the sum so obtained being hereinafter referred to as the "Fourth Option Minimum Rent". If the Fourth Option Minimum Rent is based upon the then current Market Rate, then it shall be increased each year of the Fourth Option Period by the percentage increase in the Consumer Price Index, using as a base the Consumer Price Index for the month during which the Fourth Option Period commences;

      (b) the Tenant, at the time of the exercise of the option in question, shall not then be materially in default under the provisions of this Lease;

      (c) in the case of the Second Option, the Tenant shall have exercised the First Option;

      (d) in the case of the Third Option, the Tenant shall have exercised the Second Option;

      (e) in the case of the Fourth Option, the Tenant shall have exercised the Third Option;

      (f) the Tenant shall have notified the Landlord in writing of its intention to exercise the First Option on or before December 12th, 2019; of its intention to exercise the Second Option on or before December 12th, 2024; of its intention to exercise the Third Option on or before December 12th, 2029 and of its intention to exercise the Fourth Option on or before December 12th, 2034;

      (g) the Market Rate shall be determined by the Landlord and submitted to Tenant within sixty (60) days following Tenant providing to Landlord its notice of intention to exercise the First Option, the Second Option, the Third Option or the Fourth Option, as the case may be. If Landlord and Tenant shall not have agreed on the Market Rate within thirty (30) days following the submission of the proposed Market Rate by Landlord to Tenant, the Landlord and Tenant shall jointly submit the question to arbitration in accordance with the provisions hereinafter set forth. Such dispute shall be submitted to arbitration before a single arbitrator, whose decision as to the Market Rate shall be final and binding on the parties and non-appealable. The arbitrator shall be a person properly qualified in the evaluation of real estate rentals for comparable premises in the City of Montreal and shall be chosen jointly by Landlord and Tenant or, if they are unable to agree, shall be chosen jointly by the auditors of Landlord and of Tenant or, if they are unable to agree, shall be appointed by a judge of the Superior Court of Quebec, sitting in the judicial district of Montreal, at the request of either the Landlord or the Tenant.

      (h) the costs and expenses of the arbitrator and the arbitration proceeding shall be borne equally by the Landlord and the Tenant but each party shall bear the costs of its own legal counsel and any professional advisors, appraisers or evaluators appointed by it. If the decision of the arbitrator is not rendered prior to the commencement of the First Option Period, the Second Option Period, the Third Option Period or the Fourth Option Period, as the case may be, the Tenant shall pay as Minimum Rent the same amount as payable in the immediately preceding Rental Year, with appropriate adjustments being made forthwith following the delivery of a decision by the arbitrator with such adjustments being retroactive to the commencement of the First Option Period, the Second Option Period, the Third Option Period or the Fourth Option Period, as the case may be. Provided and to the extent that they do not derogate from the foregoing, the present provisions of the Code of Civil Procedure of Quebec pertaining to arbitrations will apply in addition to the foregoing provisions with respect to the arbitration herein contemplated. In determining the Market Rate, the arbitrator shall assume no brokerage fees, no tenant improvements by Landlord, and that the Premises constitute vacant space free of tenancy ready to be leased in whole or in part for its highest and best uses and/or purposes;

      (i)   for the purposes hereof, the First Option Period, the Second

      (j) Option Period, the Third Option Period and the Fourth Option Period are herein collectively referred to as the "Option Term" and the First Option Minimum Rent, the Second Option Minimum Rent, the Third Option Minimum Rent and the Fourth Option Minimum Rent are herein collectively referred to as the "Option Rent".

16.2  Option to Purchase the Premises;

      Tenant shall have two (2) options to purchase the Premises from the Landlord, who agrees to transfer title to the Premises to the Tenant, the whole in accordance with this Section 16.2 provided, (i) the Tenant is not materially in default of any of its obligations hereunder at the time of the exercise of the option to purchase or at the time of closing of the sale of the Premises and (u) that during the period between the exercise of the option to purchase and the closing of the sale (the "Interim Period"), the Tenant shall not be materially in default of its obligations hereunder. However, the Landlord agrees that if the Tenant is materially in default of its obligations during the Interim Period, the Landlord shall provide the Tenant with a written notice of default permitting the Tenant to cure the default within fifteen (15) days and if cured, the default shall be set aside and the Tenant shall not lose any rights with respect to the option to purchase it has exercised. The first option to purchase ("First Option to Purchase") the Premises may be exercised at the end of the 15th year of the Term and the second option to purchase ("Second Option to Purchase") the Premises may be exercised at the end of the 20th year of the Term (the First Option to Purchase and the Second Option to Purchase shall be collectively referred to as the "Options to

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                                       54


      Purchase" and individually as an "Option to Purchase"), the whole subject to the following terms and conditions:

      (a) Tenant may not exercise the First Option to Purchase or the Second Option to Purchase earlier than nine (9) months nor later than six
            (6) months prior to December 12th, 2015 or December 12th, 2020 respectively;

      (b) a good faith deposit of Six Hundred Twenty-Five Thousand Three Hundred and Nine Dollars ($625,309) shall accompany a notice of exercise of the First Option to Purchase. In the event of the exercise of the Second Option to Purchase, a good faith deposit in the amount of Six Hundred Eighty-Seven Thousand Eight Hundred Forty Dollars ( $687,840) shall accompany the notice of exercise of the Second Option to Purchase. The deposit shall be forfeited to Landlord in the event that such transaction of purchase and sale shall fall to close for any reason attributable to the fault or default of Tenant, it being understood that Landlord shall have no further recourse against the Tenant with respect to the option to purchase exercised by the Tenant referred to in this Section 16.2;

      (c) the purchase price with respect to the First Option to Purchase shall be the greater of the sum of Twenty Million Eight Hundred Sixty-Three Thousand, Four Hundred and Thirty Dollars ($20,863,430) and the then current market price for properties comparable to the Premises in a location comparable to the location of the Premises, evaluated as if the Premises were totally free and clear of all hypothecs and other encumbrances and this Lease and the Premises were ready to be dedicated to its then highest and best use or purpose (the "Market Value");

      (d) the purchase price with respect to the Second Option to Purchase shall be the greater of the sum of Twenty-Two Million Nine Hundred Forty-Nine Thousand Seven Hundred Seventy-Three Dollars ($22,949,773) and the Market Value;

      (e) within thirty (30) days following Tenant's exercise of its option in accordance with the provisions of paragraph 16.2(a), Landlord shall submit to Tenant Landlord's estimate of such Market Value. The Tenant shall pay all taxes applicable to such transaction (other than the Landlord's income taxes) including, without restriction, all GST, provincial sales tax and transfer taxes. In the event that Landlord and Tenant have not agreed upon the Market Value within sixty (60) days following Landlord's submission of Landlord's estimated Market Value to Tenant, then the parties shall refer such issue to arbitration and such arbitration shall be effected in accordance with the provisions of Section 16.1 above. The decision of such arbitrator shall be final and binding and non-appealable for all purposes;

      (f) the Premises shall be sold by Landlord to Tenant free and clear of all hypothecs, liens and encumbrances other than (i) servitudes for public utilities and such other servitudes and encumbrances which do not in the aggregate materially affect the use of the Premises for the purposes for which they are presently being used and (ii) encumbrances (other than hypothecs) and other imperfections to title which exist on the date of execution of this Lease and to any other such encumbrances or imperfections resulting from the actions or omissions of Tenant;

      (g) the Premises will be sold on a basis "as is" without any warranty whatsoever except as to title, with respect to which the warranty shall only apply to the period commencing from the date hereof in respect of title matters not attributable to Tenant's actions or omissions;

      (h) the deed of sale shall be passed before Tenant's notary, and the Tenant shall pay the notarial fees and the cost of registering the deed of sale,

      (i) the purchase price shall be allocated as to the land in an amount equal to its value for municipal tax purposes and the balance to the buildings thereon; the purchase price shall be payable by certified cheque or wire transfer at closing;

      (j) Landlord shall be obliged to provide Tenant only with all such title deeds and other documents relating to the land and building as are in its possession within ten (10) business days of the exercise of the Tenants option;

      (k) if there are any other tenants in the building at the time of execution of the deed of sale, in the deed of sale Tenant shall assume, to the exoneration of Landlord, all obligations pursuant to such lease from and after the deed of sale;

      (l) the parties will make the customary closing adjustments as at the closing date;

      (m) the closing in respect of such transaction shall occur sixty (60) days following the date when the purchase price in respect of the Premises has been determined it being understood that until the date of the closing the

            Tenant will continue to pay Rent at the rate applicable at the time of the exercise of the First Option to Purchase or the Second Option to Purchase, as the case may be;

      (n) the Landlord shall provide an affidavit as to Canadian residency, falling which the provisions of Section 116 of the Income Tax Act (Canada) and the analogous provisions of the Quebec Taxation Act shall be applicable;

      (o) if legal action is brought by either party for the enforcement of their respective rights pursuant to Sections 16.2, 16.4 or 16.6 or a party in whose favour judgment is awarded shall be entitled to receive from the other party all expenses incurred in connection therewith, including legal fees, unless a court shall otherwise award; and

      (p) at closing any non-material monetary defaults will be cured by the Tenant.

16.3  Adjustment of Certain Amounts:

      The dollar amounts referred to in Article IX shall be increased throughout the Term, commencing with the lease year commencing December 12th, 2003, by the same percentage as is equal to the percentage increase in the Minimum Rent using as base the Minimum Rent as set forth in subsection (i) of Section 4.2 hereof.

16.4  Deemed Renewal:

      In the event that (i) Tenant has exercised an Option to Purchase and fulfilled each of its obligations as contained in Section 16.2 hereof,
      (ii) the sale and purchase of the Premises pursuant to the exercise of the Option to Purchase is prevented and, (iii) Tenant has exercised its rights pursuant to the provisions of Section 16.6 hereof to take the Premises and has fulfilled all of its obligations thereunder, including the tender and deposit of the sum referred to in Section 16.6, then (x) the Term of the Lease shall continue without interruption in the event the Tenant exercised the First Option to Purchase or (y) the Tenant shall be deemed to have exercised the First Option to renew the Lease in respect of the First Option Period in the event Tenant exercised the Second Option to Purchase. The Tenant's notice to exercise the First Option to renew the Lease shall, for purposes of Section 16.1, be deemed to have been given to Landlord on the day the tender and deposit of the sum referred to in
      Section 16.6 was made by the Tenant.

      Neither the continuation of the Term nor the deemed exercise of the First Option to renew the Lease shall preclude the Tenant from exercising its rights to obtain title to the Premises.

16.5  Mortgagees to Honour Option to Purchase:

      The Landlord undertakes to ensure that all future Mortgagees agree to honour the provisions of the Options to Purchase. To that end, all hypothecs entered into in favour of future Mortgagees of the Premises shall contain a covenant on the part of the Mortgagee to be bound by the Options to Purchase and to release and discharge the Mortgagees hypothec so as to transfer the Premises pursuant to the exercise of one of the Options to Purchase, free and clear of the Mortgagees hypothec, subject to the agreed upon purchase price being paid or distributed among all Mortgagees as their rights may appear. The Tenant hereby subordinates the Tenants Hypothec (as hereafter defined) to that of a future Mortgagee but only in the event the Mortgagees hypothec contains a covenant on the part of the Mortgagee to be bound by the Options to Purchase and provided that the Tenant and the said Mortgagee shall enter into a subordination agreement which shall contain the Mortgagees covenant to be bound by the Options to Purchase and to discharge and release its hypothec on the Premises in the event of the exercise by the Tenant of one of the Options to Purchase and to subordinate the Tenants Hypothec to the hypothec of the Mortgagee.

16.6  Tenants Hypothec:

      (a) In the event the Tenant exercises one of the Options to Purchase and fulfils all its obligations with respect thereto, including the deposit of the sum of $625,309 in the event the First Option to Purchase is exercised or the sum of $687,840 in the event the Second Option to Purchase is exercised, the whole as described in Section
            16.2 of this Lease and the sale and purchase of the Premises pursuant to the exercise of the said option is prevented for reasons other than the fault or default of the Tenant, then the Tenant shall have recourse to the hypothec described in this Section 16.6 and be entitled to exercise any rights and remedies available to the Tenant under the provisions of the Civil Code of Quebec.

      (b) As security for the fulfilment by the Landlord of its obligations pursuant to the provisions of Section 16.2 of this Lease, the Landlord hereby hypothecates to and in favour of the Tenant to the extent of the sum of the ONE HUNDRED MILLION DOLLARS ($100,000,000.00) in lawful money of Canada with interest thereon at the rate of TWENTY-FIVE PERCENT (25%) per annum, (the 'Tenants Hypothec"), the following property:

            (i) the Premises described in Schedule A hereof, together with all present and future works, constructions and appurtenances related thereto;

            (ii) all corporeal and incorporeal property which, with respect to the Premises hereinabove hypothecated are covered by any of Articles 901 through 904 of the Civil Code of Quebec;

            (iii) all corporeal moveable property which at any time ensures the utility of the Premises hereinabove hypothecated.

      (c) Upon the exercise of the Tenant's hypothecary recourse to take the Premises in payment, the Tenant shall be entitled to take the Premises in payment subject only to the deposit in Court of either:

            (i) the sum of TWENTY MILLION EIGHT HUNDRED SIXTY-THREE THOUSAND FOUR HUNDRED AND THIRTY DOLLARS ($20,863,430.00) in the event the said hypothecary recourse is exercised with respect to the First Option to Purchase; or

            (ii) TWENTY-TWO MILLION NINE HUNDRED FORTY-NINE THOUSAND SEVEN HUNDRED AND SEVENTY-THREE DOLLARS ($22,949,773.00) in the event the said hypothecary recourse is exercised with respect to the Second Option to Purchase; or

            (iii) such greater amount as may have been determined in accordance with Section 16.2(c) of the Lease or, if not determined, then as the Court may determine, in its discretion, to give effect to Section 16.2(c) of the Lease.

            The said amount shall be distributed to the Landlord, the parties having a prior claim or a hypothec registered against the Premises, according to their respective interests and priorities.

16.7  Language:

      The Lessee hereby confirms that it has required that the present document be drawn up in the English language. Le Locataire confirme par les presentes qu'il a exige que le present document soit redige dans la langue anglaise.

16.8  Adhesion:

      Each of the parties hereto acknowledge that the essential stipulations of these presents were negotiable, and that consequently the present Agreement of Lease does not constitute a contract of adhesion.

                                   SCHEDULE A

         An emplacement situated between the streets Sainte-Catherine West, Union and Cathcart in Ville de Montreal, Province of Quebec, Canada, known and designated as lot 1 340 553 on the Official Cadastre of Quebec.

         With all the improvements therein erected including without limitation the buildings thereon erected bearing civic numbers 1240 Union Avenue (also referred to as 1240 Place Phillips), 620-630 Sainte-Catherine Street West and 635 Cathcart Street in the City of Montreal.

EXECUTED at the said City of Montreal, on the 12th day of December Two thousand and under the number 33,585 of the original Notarial Minutes of the undersigned Notary.

AND AFTER DUE READING HEREOF, the parties have signed with and in the presence of the undersigned Notary.



                             ANGLO CANADIAN INVESTMENTS, L.P.
                             by its general partner BIRKMONT CORP.

(SIGNED)                     Per: Robert Vineberg
                             Robert Vineberg, Representative



                             HENRY BIRKS & SONS INC. I
                             HENRY BIRKS ET FILS INC.

(SIGNED)                     Per
                             Thomas A. Andruskevich, President & CEO


(SIGNED)                     Per: John D. Ball
                             John D. Ball, Vice-President & Chief Financial and Administrative Officer


(SIGNED)                     Per: Sheldon Merling
                             Sheldon Merling, Notary

                        TRUE COPY of the original hereof
                        remaining of record in my office


                             (SIGNED) Sheldon Merling

     No. 33,585
     December 12th, 2000



     INDENTURE OF LEASE

     BY


     ANGLO CANADIAN INVESTMENTS, L.P.

     to

     HENRY BIRKS & SONS INC./
     HENRY BIRKS ET FILS INC.







3RD COPY















                                MERLING & MERLING

                               NOTAIRES - NOTARIES

                                    SUITE 830
                           615 RENE LEVESQUE BLVD. W.
                                  MONTREAL.QUE,
                                     H3B 1P5